UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Ethan Allen Interiors Inc.

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ETHAN ALLEN

2021 PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING

TUESDAY, NOVEMBER 30, 2021
10:00 A.M. EST

VIRTUALSHAREHOLDERMEETING.COM/ETH2021

©2021 Ethan Allen Global, Inc.

25 Lake Avenue Ext.
Danbury, CT 06811-5286
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
Tuesday, November 30, 2021
10:00 A.M. Eastern Time
Online at www.virtualshareholdermeeting.com/ETH2021
To our Stockholders:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Ethan Allen Interiors Inc. (the “Company”) at 10:00 A.M. Eastern Time on Tuesday, November 30, 2021. The Annual Meeting will be conducted as a virtual meeting via live webcast at www.virtualshareholdermeeting.com/ETH2021.
You may attend the meeting virtually and submit questions electronically during the meeting by visiting the virtual meeting platform at www.virtualshareholdermeeting.com/ETH2021. You will need the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on the proxy card, or in the instructions that accompanied the proxy materials to enter the Annual Meeting. If you encounter any difficulties accessing the virtual meeting at check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page. You may log into the virtual meeting platform beginning at 9:45 A.M. Eastern Time on November 30, 2021.
The purpose of the Annual Meeting is to act upon the following matters:
Proposal 1.	to elect six directors to serve until the 2022 Annual Meeting of Stockholders;
Proposal 2.	to approve, by a non-binding advisory vote, our Named Executive Officer compensation;
Proposal 3.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2022 fiscal year; and
to transact such other business as may properly come before the meeting.
Stockholders of record at the close of business on October 11, 2021 will be entitled to vote at the Annual Meeting and any adjournments thereof. Your vote is important, and we urge you to read the proxy statement carefully and to vote as promptly as possible in accordance with the Board of Directors’ recommendations. You should vote by the deadlines specified in the proxy statement, and may do so via the Internet, by telephone or by signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided. If you vote in advance, you may still decide to attend the virtual annual meeting of stockholders and vote your shares during the meeting. Further information about how to register for and attend the virtual Annual Meeting online, vote your shares online during the meeting and submit questions online during the meeting is included in the accompanying Proxy Statement. For instructions on how to vote your shares, please refer to the attached Proxy Statement or proxy card. These proxy materials are first being made available on October 20, 2021.
On behalf of the Board of Directors, the officers, and employees of the Company, I would like to take this opportunity to thank our stockholders for their continued support of Ethan Allen. We hope you can attend the virtual Annual Meeting.
BY ORDER OF THE BOARD OF DIRECTORS
Eric D. Koster
Corporate Secretary
October 20, 2021
Proxy Voting
Please vote as soon as possible using one of the following methods:
Internet www.proxyvote.com	By Phone 1-800-690-6903	By Mail Completing, dating, signing, and returning your proxy card
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 30, 2021:
The 2021 Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

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25 Lake Avenue Ext. Danbury, CT 06811-5286
PROXY STATEMENT
FOR 2021 ANNUAL MEETING OF STOCKHOLDERS
Tuesday, November 30, 2021
10:00 A.M. Eastern Time
Online at www.virtualshareholdermeeting.com/ETH2021
October 20, 2021
PROXY STATEMENT
This proxy statement (the “Proxy Statement”) and the accompanying proxy or voting instruction card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Ethan Allen Interiors Inc., a Delaware corporation for use at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”). When used in this Proxy Statement, “we,” “us,” “our,” “Ethan Allen” or the “Company” refers to Ethan Allen Interiors Inc. and its subsidiaries collectively or, if the context so requires, Ethan Allen Interiors Inc. individually.
The Annual Meeting will be held at 10:00 A.M. Eastern Time on Tuesday, November 30, 2021. The meeting will be conducted as a virtual meeting over the Internet. Stockholders may attend the meeting virtually and submit questions electronically during the meeting via live webcast by visiting the virtual meeting platform at www.virtualshareholdermeeting.com/ETH2021. Stockholders will need the 16-digit control number included in the Notice of Internet Availability of Proxy Materials (the “Notice”), on the proxy card, or in the instructions that accompanied the proxy materials to enter the Annual Meeting. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting at check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page. Stockholders may log into the virtual meeting platform beginning at 9:45 A.M. Eastern Time on November 30, 2021. The meeting will begin promptly at 10:00 A.M. Eastern Time on November 30, 2021. If we determine to make any change to the date, time, or procedures of our Annual Meeting, we will announce such changes in advance on our website at https://ir.ethanallen.com.
The Board is soliciting proxies from stockholders in order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the Annual Meeting. A proxy authorizes a person other than a stockholder, called the “proxyholder,” to cast the votes that the stockholder would be entitled to cast at the Annual Meeting. Stockholders of record at the close of business on October 11, 2021 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments thereof. It is expected that this Proxy Statement and the accompanying proxy or voting instruction card will be first mailed or delivered to our stockholders beginning on October 20, 2021.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 30, 2021:
The 2021 Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

PROXY SUMMARY
Proposals and Voting Recommendations
Stockholders are being asked to vote on the following matters at the Annual Meeting:
Our Board’s Recommendation
ITEM 1. Election of Directors
The Board and the Corporate Governance, Nominations and Sustainability Committee believe that the director nominees possess the necessary qualifications and experiences to provide quality advice and counsel to the Company’s management and effectively oversee the business and the long-term interests of stockholders.	FOR each Director Nominee
ITEM 2. Advisory Vote to Approve Executive Compensation
The Company seeks a non-binding advisory vote to approve the compensation of its Named Executive Officers as described in the Compensation Discussion and Analysis and the Compensation Tables in this Proxy Statement. Although the vote is non-binding, the Board values stockholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when making future executive compensation decisions. This advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation program with the interests of Ethan Allen and its stockholders and is consistent with our commitment to high standards of corporate governance and stockholder engagement.	FOR
ITEM 3. Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm
The Audit Committee and the Board believe that the retention of KPMG LLP to serve as the independent registered public accounting firm for the 2022 fiscal year is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s appointment of KPMG LLP as its independent registered public accounting firm.	FOR
The Board believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders and to enhance the creation of long-term stockholder value. The Board has adopted Corporate Governance Guidelines that support and reflect this belief, strengthen Board and management accountability, and comply with the requirements of the New York Stock Exchange (the “NYSE”).

BOARD OF DIRECTORS
Ethan Allen Interiors Inc. is a vertically integrated interior design and home furnishings company, serving clients around the world. The effective management of our enterprise requires a strong governance foundation, as well as leadership with an understanding of the diverse needs of our clients and associates. We believe the composition of the Board reflects an appropriate mix of skill sets, experience, and qualifications that are relevant to the business and governance of the Company. Each individual director epitomizes the Company’s Leadership Principles, possesses the highest ethics and integrity, and demonstrates ongoing commitment to representing the long-term interests of the Company’s stockholders. Each director possesses individual experiences that provide practical wisdom and foster mature judgment in the boardroom. Collectively, the directors bring business, international, government, technology, marketing, retail operations, and other experiences that are relevant to the Company’s vertical operations. The Board has general oversight responsibility for the Company’s affairs and is deeply involved in the Company’s strategic planning process, leadership development, succession planning, and oversight of risk management. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s stockholders and is committed to strong corporate governance, as reflected through its policies and practices.
BOARD INDEPENDENCE
The Board determined that Dr. John Clark, John J. Dooner, Jr., Cynthia Ekberg Tsai, David M. Sable and Tara I. Stacom (our five independent 2021 nominees for the Board) are independent directors within the meaning of the listing standards of the NYSE (the “NYSE rules”). The Board determined that these director nominees not only met all “bright-line” criteria under the NYSE rules, but also that, based on all known relevant facts and circumstances applicable to each individual director, there did not exist any relationship that would compromise the independence of these directors. Under the NYSE rules, in order to qualify as “independent” for general service on the Board, a director must not be disqualified under any of the per se disqualifiers in the NYSE rules, and the Board must have otherwise affirmatively determined that the director does not have any material relationship, either directly or indirectly (e.g. as a partner, stockholder or officer of an organization) with us or any of our affiliates or any of our executive officers or any of our affiliates’ executive officers.

Snapshot of the Independent Director Nominees for our Annual Meeting
BOARD LEADERSHIP STRUCTURE
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. The Board believes that, given the dynamic and competitive environment in which we operate, the optimal Board leadership structure may vary as circumstances warrant.
At present, the Board has chosen to continue combining the two roles of Chairman of the Board and Chief Executive Officer. The Board believes that the best interests of the Company are served by M. Farooq Kathwari serving in both roles taking account of his unique long-standing tenure with, and investment in, the Company and also the Board’s use of a strong Lead Independent Director. The Board believes that this governance structure provides the basis for clear, efficient executive authority in the Company, especially considering the Company’s flat management structure, while balancing appropriate oversight by the Board.
Lead Independent Director
Our Corporate Governance Guidelines provide that if the Chairman is not an independent director, the Board shall select a Lead Independent Director from among the members of the Board who are determined by the Board to be independent. The selection of the Lead Independent Director occurs at the annual planning meeting of the Board. Upon selection by the Board, the Director will serve as the Lead Independent Director for a period of three years. The Lead Independent Director has the clearly delineated duties and responsibilities that are set forth in our Corporate Governance Guidelines. In choosing to continue combining the two roles of Chairman and Chief Executive Officer, the Board believes that a suitably empowered Lead Independent Director further promotes the Board’s independence from management because they are expressly authorized to exert de facto control of the Company by asserting independent leadership of the Board. Domenick J. Esposito, an independent, non-executive director, served as the Board’s Lead Independent Director since the 2020 Annual Meeting. The Lead Director organizes and chairs meetings of the independent directors and organizes, facilitates, and communicates observations of the independent directors to the Chief Executive Officer, although each director is free to communicate directly with the Chief Executive Officer. The duties and responsibilities of our Lead Independent Director are set forth in our Corporate Governance Guidelines and include, among others:
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presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management or independent directors;

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serving as liaison between the Chairman and the independent directors, as needed;

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having the authority to call meetings of the independent directors;

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if requested by a major stockholder, ensuring that he or she is available for consultation and direct communication; and

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performing such other duties as the Board may from time-to-time delegate to assist the Board in the fulfillment of its duties.

STOCKHOLDER OUTREACH & COMMUNICATION WITH DIRECTORS
During fiscal 2021, the Company engaged in investor relations outreach efforts whereby members of senior management routinely met with investors to review Company strategies, financial and operating performance, capital allocation priorities, and near-term outlook. We regularly hold one-on-one meetings with stockholders and potential investors throughout the United States as well as overseas. In addition, we have telephonic meetings with stockholders and analysts and review correspondence submitted by stockholders to management and/or the Board. During these interactions, stockholders most frequently raised topics are concerning the impact of, and trends relating to, the COVID-19 pandemic, supply chain conditions, raw material pricing and availability, the ability to service existing backlog, and revenue growth opportunities.
Stockholders and interested parties may communicate with the Chairman, the Lead Independent Director, the full Board, any Board committee, individual committee members or individual directors by sending communications to the Office of the Secretary, Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, Connecticut 06811-5286 for forwarding to the appropriate director(s). Please specify to whom your correspondence should be directed and the nature of your interest in the Company. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.
The Secretary shall review any such correspondence and forward to the Board or any individual director or group of directors, as appropriate, a summary and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that the Secretary otherwise determines requires the attention of the Board or such director(s). Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Typically, the Secretary would not forward to the Board or any director communications of a personal nature or not related to the duties and responsibilities of the Board, including junk mail, mass mailings, advertisements, magazines, solicitations, job inquiries, opinion surveys or polls.
Additional investor information is available at https://ir.ethanallen.com. Stockholders may also electronically submit their communications to the following e-mail address: ETHBoard@ethanallen.com.
BOARD OF DIRECTORS ROLE IN RISK OVERSIGHT
While risk management is primarily the responsibility of our management, the Board provides overall risk oversight by focusing on the most significant enterprise risks. The Board oversees an enterprise-wide approach to risk management, designed to identify risk areas and provide oversight of the Company’s risk management, to support the achievement of organizational objectives, including strategic objectives; and to improve long-term organizational performance and to enhance stockholder value. A fundamental part of the Board’s risk management is to understand the risks the Company faces and what steps management is taking to mitigate those risks. The Board participates in discussions with management concerning the Company’s overall level of, and tolerance for, risk, the Company’s business strategy and organizational objectives which are all integral components of its assessment of management’s tolerance for risk.
The Company has implemented a Company-wide enterprise risk management process to identify and assess the major risks and develop strategies for controlling, mitigating, and monitoring such risks. As part of this process, information is gathered throughout the Company to identify and prioritize major risks. While our Board is ultimately responsible for risk oversight, its committees critically assist the Board in fulfilling its monitoring responsibilities in certain areas of risk in the following ways:
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Audit Committee.   The Audit Committee reviews our risk management programs and regularly reports on these items to the full Board. As part of the Company’s process to identify and assess major risks, any such identified risks and risk mitigation strategies are validated with management and discussed with the Audit Committee on an ongoing basis. Additionally, our Internal Audit group is responsible for monitoring the enterprise risk management process and in that role reports directly to the Audit Committee. Other members of senior management who have responsibility for designing and implementing various aspects of our risk management process also regularly meet with the Audit Committee. The Audit Committee discusses financial and operational risks with our Chief Executive Officer and Chief Financial Officer and receives reports from other members of senior management regarding identified risks.

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Compensation Committee.   The Compensation Committee is responsible for overseeing any risks relating to our compensation policies and practices. Specifically, the Compensation Committee oversees the design of incentive compensation arrangements of our executive officers to implement our pay-for-performance philosophy without encouraging or rewarding excessive or inappropriate risk-taking by our executive officers.

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Corporate Governance, Nominations and Sustainability Committee.   The Corporate Governance, Nominations and Sustainability Committee is responsible for overseeing risks with respect to environmental, social and governance matters. In particular, the Corporate Governance, Nominations and Sustainability Committee reviews the Company’s impacts, risks, and opportunities from an ESG perspective so as to address any potential risks that the Company’s operations pose to the environment or to society.

Finally, cybersecurity is a critical part of risk management for the Company. The Board appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company. With respect to cybersecurity, the Board receives regular reports from management, including updates on the internal and external cybersecurity threat landscape, incident response, assessment and training activities, and relevant legislative, regulatory, and technical developments.
Our management regularly conducts additional reviews of risks, as needed, or as requested by the Board or the Audit Committee.
CORPORATE RESPONSIBILITY
Sustainability practices are a fundamental part of our Company’s operations. We define sustainability as being inclusive of both corporate social responsibility (“CSR”) and ESG practices, and believe that our sustainability, environmental and social values are intrinsic to our long-standing authentic American name and brand. Our Board, along with our clients, investors, employees, and other stakeholders, understand that a modern approach to running our Company must be aligned with a commitment to sustainability. We believe that integrating our social and environmental values into our business generates long-term value for our business, our stockholders, and the global community at large. In addition to our overall dedication to ethical and accountable business practices, our corporate social responsibility commitments include the areas of environmental sustainability and community connections. We believe that these commitments create value for our stockholders and help position us to continuously improve business performance. Our strategy focuses our efforts on those areas most significant to our business, including health and safety, environmental stewardship, community and stakeholder engagement, human rights, and transparency. As part of our commitment, the Board and its committees are actively engaged in overseeing our sustainability practices and to ensure focus on these topics starts from the top. The Board oversees policies, positions and systems for environment, health, safety and social responsibility, compliance, and risk management. The Company’s Corporate Responsibility Report is available at https://ir.ethanallen.com/corporate-governance/responsibility. The information provided on the Company’s website is referenced in this Proxy Statement for information purposes only. Neither the information on the Company’s website, nor the information in the Company’s Corporate Responsibility Report, shall be deemed to be a part of or incorporated by reference into this Proxy Statement or any other filings we make with the Securities and Exchange Commission (“SEC”).
During fiscal 2021, the Corporate Governance, Nominations and Sustainability Committee charter was amended to rename the Committee and to assist the Board to pursue and report sustainability initiatives inclusive of CSR and ESG practices. Expanded responsibilities include (i) review of the Company’s impacts, risks, and opportunities from an environmental, social and governance perspective to effectively address the potential risks posed by the Company’s operational impact on the environment and society, (ii) oversight of the Company’s CSR and ESG initiatives and practices on a regular and continuing basis and (iii) review of the Company’s sustainability reports setting forth how the Company manages and addresses sustainability matters. The Corporate Governance, Nominations and Sustainability Committee shall consider the Company’s business decisions in terms of sound environmental, social and governance practices and their impacts to long-term stockholder returns. The Corporate Governance, Nominations and Sustainability Committee shall also assist the Board and the Company to evaluate decisions based upon factors such as energy consumption; reduction of waste and emissions; effect of the Company’s operations on climate change; equality, equity and inclusion in the workforce; employee safety and security in the workplace; compliance with national and international legal standards for the conduct of business; and enforcing the most rigorous social standards in every jurisdiction in which it conducts business.
Environmental Impact and Community
We are pleased with what we have accomplished in the first 10 years of our sustainability initiatives, including significant decreases in our carbon footprint, electrical usage, water usage, and landfill waste. We are currently setting our new 10-year goals through 2030. As part of those goals we have established a commitment to achieving net zero emissions by 2050 and are developing methods, plans, and resources to meet this commitment.
The Carbon Footprint Calculator is the core tool that Ethan Allen uses across every location, from Design Centers to manufacturing plants to our corporate headquarters, to record and analyze environmental data. It is based on the United States Environmental Protection Agency’s Waste Reduction Model (WARM), which was designed to help businesses quantify how smarter materials use, recycling, and other activities affect greenhouse gas emissions, create energy savings, and impact economic activities.
We have updated the calculator several times over the past decade to reflect a better understanding of our environmental profile: how our company’s unique mix of air emissions and waste products add carbon and other greenhouse gases to our atmosphere. For example, to measure CO2e (carbon dioxide equivalent), we multiply the emissions of six greenhouse gases, plus other fuel emissions (such as emissions from the type of fuel our local electrical supplier uses to generate power) by each compound’s global warming potential (GWP), or carbon factor.

The Company has taken several environmental measures, including the expanded use of responsibly harvested Appalachian hardwoods, water-based finishes, organic cotton textiles, and recycled materials. In addition, the Company uses only CertiPUR-US® certified foams in its mattresses and custom upholstery.
Every facility at Ethan Allen has its own environmental goals, targets, and responsibilities related to emissions, waste disposal, and electricity and water usage. A designee at each location records the data in the Carbon Footprint Calculator and submits it quarterly. The data is then reviewed annually by the members of Ethan Allen’s corporate Environmental, Health and Safety (EH&S) team, who compare it to data from the appropriate baseline year to measure each facility’s progress toward achieving the Company’s set environmental goals.
Electricity
To reduce the amount of electricity we use to heat our workspaces and dry our lumber, the wood-fired boilers in our plants use scrap wood to make steam. At some locations, we also use that same steam to cogenerate the electricity, heat, and air pressure needed to run our production equipment. We also use energy-efficient lighting, and we have implemented coordinated startups of our heavy equipment to reduce peak electrical demand.
Water
To control and reduce water use, we have installed low-flow restroom fixtures in our facilities. We also use flow restrictors to limit water use in certain operations. Logs for example, must be kept moist until milled to prevent cracks or splits; flow restrictors ensure logs are sprinkled with just the right amount of water. Additionally, steam leak surveys have helped us reduce the escape of steam into the air, further reducing water waste.
Greenhouse Gas (GHG) Emissions
To meet our carbon footprint reduction goals, we continually review and investigate ways to reduce our carbon dioxide emissions in our operations. We set annual carbon footprint reduction goals for our domestic manufacturing division, based on data compiled from each manufacturing facility.
Recycling
Recycling is embraced by our management and employees alike and implemented through corporate initiatives and grassroots efforts. All locations work to minimize landfill waste, and our operations focus on recycling paper, glass, cardboard, plastics, and metals. Our goal is to reuse and recycle materials, including glass, paper, metal, plastic, foams, and textiles, as much as we can.
Social Responsibility
Ethan Allen’s Manufacturing Code of Conduct is the standard against which Ethan Allen, in partnership with independent auditors, measures vendor compliance related to ethical business practices and the fair treatment of workers. We are committed to working with and educating our supplier network as a way of improving labor conditions worldwide. Our business partners are also subject to our Manufacturing Code of Conduct.
To assess vendor compliance at individual production facilities, Ethan Allen partners with industry-recognized third-party auditing companies known for their professionalism, consistency, and credibility. These vendors, including Bureau Veritas and Elevate Limited, have conducted over 100 labor compliance audits in eleven countries on our behalf in the past five years.
Independent auditors also offer continuing education opportunities, in the vendor’s country and in the vendor’s own language. These include the following:
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yearly seminars, conducted by training staff from the third-party company in the vendor’s own language; and

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additional compliance training for factory managers that explains the need for transparency, capacity building, and improvement in their labor compliance systems.

The Company’s goal is to obtain 100% compliance. As it works to meet that goal, the Company consistently addresses the root causes of noncompliance within each facility. Our teams also attend labor compliance seminars and meetings, where they collaborate across international and industry lines to address labor compliance topics throughout the global supply chain.
The Company also offers a wide variety of career opportunities and paths to advancement through on-the-job coaching, training, and education. We are proud to be a company where an associate can start in an entry-level position and turn it into a successful career.

COMMITTEE CHARTERS, CODE OF CONDUCT AND CORPORATE GOVERNANCE GUIDELINES
The Company’s Code of Business Conduct and Ethics (the “Code of Conduct”), Corporate Governance Guidelines, Foreign Corrupt Practices Act Policy and the charters of its Audit Committee, Compensation Committee and Corporate Governance, Nominations and Sustainability Committee are available on the Company’s website at https://ir.ethanallen.com/corporate-governance/governance-documents. You may also request printed copies of these documents, free of charge, by sending a written request to our Corporate Secretary at Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, CT 06811-5286.
The Board has approved a set of Corporate Governance Guidelines in accordance with the NYSE rules. These Corporate Governance Guidelines set forth the key policies relating to corporate governance, including director qualification standards, director responsibilities and director compensation. The Corporate Governance Guidelines cover, among other things, the duties, and responsibilities of and independence standards applicable to our directors. The Corporate Governance Guidelines also cover the Board’s role in overseeing executive compensation, compensation and expenses of non-management directors, communications between stockholders and directors, and Board committee structures and assignments.
Our Code of Conduct was adopted to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; promotion of full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; compliance with applicable governmental laws, rules and regulations; protection of Company assets, including corporate opportunities and confidential information; promotion of fair dealing practices; deterring wrongdoing and ensuring accountability for adherence to the provisions of the Code of Conduct. The Code of Conduct prohibits any employee, officer and director taking unfair advantage of any clients, suppliers, competitors or other officers and employees through manipulation, concealment, abuse of privileged information or misrepresentation of material facts. It imposes an express duty to act in the best interests of the Company and to avoid influences, interests or relationships that could give rise to an actual or apparent conflict of interest. Further, the Code of Conduct prohibits directors, officers, and employees from taking for themselves (i.e. personally) opportunities that properly belong to the Company or are discovered through using corporate property, information, or one’s position; using corporate property, information, or position for personal gain; and competing directly or indirectly with the Company. This Code of Conduct may be amended, modified, or waived by the Board of Directors. Waivers of the Code of Conduct must be explicit. Any waiver of the Code of Conduct for directors or executive officers may only be made by the Board or the Corporate Governance, Nominations and Sustainability Committee. We will disclose any future amendments to, or waivers from, provisions of the Code of Conduct affecting our executive officers or directors on our website within four business days, as may be required under applicable SEC and NYSE rules. We granted no waivers under our Code of Conduct in fiscal 2021. With respect to any person other than any executive officer or director, waivers may be granted by the General Counsel.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
During fiscal 2021, the Board met in person or by telephone conference four times, including the meeting in connection with the 2020 Annual Meeting of Stockholders. Independent directors also met four times in executive session without management present. The Lead Independent Director chaired the executive sessions.
All directors are expected to attend all regularly scheduled and special Board meetings, including the annual meeting of stockholders, independent director meetings and committee meetings, as appropriate. The Board realizes that scheduling conflicts may arise from time to time which prevent a director from attending a particular meeting. However, it is the Board’s explicit policy that each director shall give priority to his or her obligations to the Company. All directors who then held office attended the 2020 Annual Meeting of Stockholders. In fiscal 2021, there was 100% attendance by each director at each of the four Board meetings, and for directors serving on such committees, there was 100% attendance at the six regularly scheduled Audit Committee meetings, four regularly scheduled Compensation Committee meetings, and four regularly scheduled Corporate Governance, Nominations and Sustainability Committee meetings. As set forth in our Corporate Governance Guidelines, the Company’s policy is to expect the resignation of any director who is absent from more than 25% of regularly scheduled Board meetings or committee meetings in a fiscal year.

Board Committee Memberships
The Board has established three standing committees: the Audit Committee; the Compensation Committee; and the Corporate Governance, Nominations and Sustainability Committee. Committee memberships as of June 30, 2021, are set forth below:
Name	Audit Committee	Compensation Committee	Corporate Governance, Nominations and Sustainability Committee	Lead Independent Director
James B. Carlson (1)	Member	Chairperson
Dr. John Clark (2)
John J. Dooner, Jr.		Member	Chairperson
Cynthia Ekberg Tsai (2)
Domenick J. Esposito (3)	Chairperson	Member		✓
Mary Garrett (1)	Member
David M. Sable (2)
Dr. James W. Schmotter (1)	Member		Member
Tara I. Stacom			Member

(1)
Tenure ends as of the Annual Meeting

(2)
New director nominee who has not yet been assigned to any standing committees of the Board

(3)
Mr. Esposito’s tenure ended upon his death on September 22, 2021; subsequently, John J. Dooner, Jr. was named Lead Independent Director and Dr. James W. Schmotter was named Chairperson of the Audit Committee

The Board determined that each member of the standing committees is (i) independent within the meaning of the NYSE rules, including the additional requirements applicable to members of the audit and compensation committees, as applicable, (ii) non-employee directors (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and (iii) outside directors (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)).
Audit Committee
The Audit Committee operates under a written charter, which was adopted by the Board. Pursuant to its charter, on behalf of the Board, the Audit Committee oversees the Company’s consolidated financial statements, independent auditors, financial statement audits, financial reporting process, system of internal accounting and financial controls, and internal audit function. In so doing, the Audit Committee seeks to maintain free and open communication between the Audit Committee and the Company’s independent registered public accounting firm, the internal auditors and management. The Audit Committee is also responsible for reviewing and approving of any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. The responsibilities and activities of the Audit Committee are discussed more fully under “Audit Committee Report” in this Proxy Statement, and in the Audit Committee charter.
Each member of the Audit Committee, James B. Carlson, Domenick J. Esposito (Chairperson), Mary Garrett and Dr. James W. Schmotter, is an independent director within the meaning of the applicable rules and regulations of the SEC and the NYSE rules, including the additional independence requirements applicable to members of audit committees. The Board has determined that each member of the Audit Committee is financially literate within the meaning of the NYSE rules and that each qualifies as an “audit committee financial expert” as defined under Item 407(d)(5)(ii) of SEC Regulation S‐K. The Audit Committee is required to meet a minimum of four times each fiscal year and may hold such additional meetings as it deems necessary to perform its functions. The Audit Committee met in person or by telephone conference six times during fiscal 2021.
The Audit Committee charter is located on the Company’s Investor Relations website, at https://ir.ethanallen.com/corporate-governance/governance-documents.
Compensation Committee
The Compensation Committee operates under a written charter, which was adopted by the Board. Pursuant to its charter, on behalf of the Board, the Compensation Committee determines our compensation policies and the level and forms of compensation provided to our Board members and executive officers, as discussed more fully under “Compensation Discussion and Analysis” in this Proxy Statement. In addition, the Compensation Committee reviews and approves stock-based compensation for our directors, officers, and employees, and oversees the administration of our Stock Incentive Plan. The Compensation Committee also approves the “Compensation Discussion and Analysis” with respect to compensation of the Company’s Named Executive Officers as defined therein (“Named Executive Officers” or “NEOs”) in accordance with applicable rules of the SEC. The Compensation Committee is authorized to retain and terminate compensation consultants, legal counsel, or other advisors to the Committee and to approve the engagement of any such consultant, counsel, or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the Committee.
Each member of the Compensation Committee, James B. Carlson (Chairperson), John J. Dooner, Jr. and Domenick J. Esposito, is an independent director within the meaning of the applicable NYSE rules, including the additional independence requirements applicable to members of compensation committees. The Compensation Committee meets a minimum of two times a year and holds such additional meetings as it deems necessary to perform its responsibilities. The Compensation Committee held four meetings and individual Compensation Committee members communicated, when necessary, by telephone or video conference during fiscal 2021.
Corporate Governance, Nominations and Sustainability Committee
The Corporate Governance, Nominations and Sustainability Committee operates under a written charter, which was adopted by the Board. Pursuant to its charter, on behalf of the Board, the Corporate Governance, Nominations and Sustainability Committee’s duties include, but are not limited to, (i) developing qualification criteria for the members of the Board and recommending to the Board individuals to serve on the Board; (ii) reviewing, on an annual basis, the qualifications of each member of the Board; (iii) reviewing and monitoring the Company’s corporate governance policies and guidelines, including the Company’s insider trading policy for its directors and executive officers; (iv) annually assessing of the Board’s performance and reporting such assessment to the Board; and (v) assisting the Board to pursue and report sustainability initiatives, which, as noted above under “Corporate Responsibility,” comprises both CSR and ESG matters.
Each member of the Corporate Governance, Nominations and Sustainability Committee, James J. Dooner, Jr. (Chairperson), Dr. James W. Schmotter and Tara I. Stacom, is an independent director within the meaning of the NYSE rules. The Corporate Governance, Nominations and Sustainability Committee meets a minimum of two times a year and holds such additional meetings as it deems necessary to perform its responsibilities. The Corporate Governance, Nominations and Sustainability Committee held four meetings and individual Corporate Governance, Nominations and Sustainability Committee members communicated, when necessary, by telephone or video conference during fiscal 2021.
Proxy Access and Director Nominations.   The Corporate Governance, Nominations and Sustainability Committee follows the procedure concerning nominations or consideration of director candidates recommended by stockholders set forth in our Amended and Restated By-Laws (the “By-Laws”). The By-Laws of the Company permit stockholders, as of the Record Date, to nominate director candidates at the Annual Meeting, subject to certain notification requirements. Our By-Laws permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials up to the greater of two directors or 20% of our Board. Stockholders and nominees must satisfy the requirements set forth in the By-Laws in connection with such nominations. We believe that this By-law provision provides meaningful, effective, and accessible proxy access rights to our stockholders, and balances those benefits against the risk of misuse or abuse by stockholders with special interests that are not shared by all or a significant percentage of our stockholders. Our By-Laws also allow for nominations of directors outside of this proxy access framework who will not be included in our proxy materials. Refer to “How do I submit a proposal or nominate a director candidate for the 2022 Annual Meeting of stockholders?” under “Questions and Answers about our Annual Meeting and Voting” further below for information on how to submit a proposal or nominate a director.
Board Qualifications and Diversity.   The Corporate Governance, Nominations and Sustainability Committee seeks director candidates who demonstrate a willingness and ability to prepare for, attend and participate in all Board and committee meetings and whose experience and skill would complement the then-existing mix of directors. The Board believes that a Board comprised of members with diverse qualities provide varied perspectives which will help to promote active and constructive dialogue among Board members and between the Board and management, resulting in more effective oversight. Therefore, diversity is among the criteria that the Corporate Governance, Nominations and Sustainability uses to evaluate nominees and includes, but is not limited to, consideration of viewpoints, background, and experience, including diversity of race, self-identified gender, ethnicity, age, and cultural background. In the Board’s executive sessions and in annual performance evaluations conducted by the Board and its committees, the Board will periodically consider whether the members of the Board reflect such diversity and whether such diversity contributes to a constructive and collegial environment. We believe that the current and proposed members of our Board amply demonstrate diversity due to their varied backgrounds, experience, qualifications, and skills. In particular, we are proud that 40% of our independent director nominees are women and that our Board includes ethnic diversity, namely through Mr. Kathwari, our Chairman of the Board and Chief Executive Officer, who is South Asian.
In recommending director candidates, the Corporate Governance, Nominations and Sustainability Committee gathers suggestions as to individuals who may be available to meet the Board’s future needs from a variety of sources, such as past and present directors, stockholders, colleagues, and other parties with which a member of the Corporate Governance, Nominations and Sustainability Committee or the Board has had business dealings. The Corporate Governance, Nominations and Sustainability Committee then undertakes a preliminary review of the individuals suggested. Candidates recommended by stockholders will be considered in the same manner as other candidates. At such times as the Corporate Governance, Nominations and Sustainability Committee determines that a relatively near-term need exists and the Corporate Governance, Nominations and Sustainability Committee believes that an individual’s qualities and skills would complement the then-existing mix of directors, the Corporate Governance, Nominations and Sustainability Committee or its Chair will contact the individual. After such contact, the members of the Corporate Governance, Nominations and Sustainability Committee will discuss (or, where the Chair makes contact, the Chair will discuss with the other members) the individual and all relevant qualifications. Based on the Corporate Governance, Nominations and Sustainability Committee’s evaluation of potential nominees and the Company’s needs, the Corporate Governance, Nominations and Sustainability Committee determines whether to nominate the individual for election as a director. While the Corporate Governance, Nominations and Sustainability Committee has not, in the past, engaged any third-party firm or consultant to identify or evaluate nominees, in accordance with its charter, may do so in the future.
The Corporate Governance, Nominations and Sustainability Committee unanimously recommended to the Board for approval the nominees named in this Proxy Statement and believe that these individuals are best qualified with the experience, industry knowledge, integrity, ability to devote time and energy, and commitment to the interests of all stockholders to execute our strategic plan and create value for all of our stockholders. In considering each director nominee, the Corporate Governance, Nominations and Sustainability Committee and the Board evaluated such person’s key qualifications, skills, experience, and perspectives that he or she could bring to the Board, including in light of the particular areas summarized in the matrix under “Proposal 1: Election of Directors.”
The Corporate Governance, Nominations and Sustainability Committee charter is located on the Company’s Investor Relations website, at https://ir.ethanallen.com/corporate-governance/governance-documents.

PROPOSAL 1:   ELECTION OF DIRECTORS
At the recommendation of the Corporate Governance, Nominations and Sustainability Committee, the Board has nominated the following six directors for election at the Annual Meeting. If elected, each director will serve for a one-year term expiring at the 2022 Annual Meeting of Stockholders or until their respective successor has been duly elected and qualified or until their earlier death, resignation, disqualification, or removal. Three of the director nominees are current directors, each elected by Ethan Allen’s stockholders at our 2020 Annual Meeting of Stockholders. The Board is also nominating three new director nominees for election at the Annual Meeting: Dr. John Clark, Cynthia Ekberg Tsai, and David M. Sable. Dr. James W. Schmotter notified the Board on August 3, 2021 of his intent to retire at the end of his current term, and James B. Carlson and Mary Garrett will be rotating off the Board at the end of their current terms, which expire on the date of the Annual Meeting. We appreciate each of their contributions during their years of service to the Company. Additionally, Domenick J. Esposito, Lead Independent Director and Chairperson of the Audit Committee, unexpectedly passed away on September 22, 2021. The Company will miss the leadership and contributions Mr. Esposito made to the Board throughout his years of service and our thoughts and prayers are with his family.
Each of the director nominees included in this Proxy Statement has consented to being named as a nominee and has accepted the nomination and agreed to serve as a director if elected by our stockholders. The Board believes that each nominee will be able and willing to serve if elected as a director. However, if any nominee becomes unable or unwilling to serve between the date of this Proxy Statement and the Annual Meeting, the Board may designate a new nominee, and the persons named as proxy holders may vote for the substitute nominee. Alternatively, the Board may reduce the size of the Board.
The information set forth below includes, with respect to each nominee for election as director, his or her age, present principal occupation, specific expertise, qualifications, and skills along with other business experience, directorships in other publicly held companies, membership on committees of the Board and period of service as a director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes, or skills that led to each nominee’s nomination as a director, in light of the Company’s business.
The Board unanimously recommends that you vote FOR each
of the six nominees.

BOARD OF DIRECTORS—EXPERIENCE AND SKILLS
Ethan Allen Director Nominees (1)	CEO or Senior Executive Level Experience	Risk Management	International Experience	Operating Experience	Retail and Digital Experience	Finance Experience	Real Estate Experience	Marketing and Brand Building Expertise
M. Farooq Kathwari	✓	✓	✓	✓	✓	✓	✓	✓
Dr. John Clark *(2)	✓	✓	✓	✓		✓		✓
John J. Dooner, Jr. *	✓	✓	✓	✓		✓		✓
Cynthia Ekberg Tsai *(2)	✓	✓	✓	✓	✓	✓		✓
David M. Sable *(2)	✓	✓	✓	✓	✓	✓		✓
Tara I. Stacom *	✓	✓		✓		✓	✓	✓

(1)
The fact that a particular qualification, skill, experience, or perspective is not listed in this matrix does not mean that the nominee does not possess it or that the Corporate Governance, Nominations and Sustainability Committee and the Board did not evaluate it.

(2)
New director nominee who has not yet been assigned to any subcommittees of the Board

*
Independent Director

DIRECTOR NOMINEES FOR ELECTION
M. Farooq KathwariENTREPRENURIAL AND DISCIPLINED LEADER

Mr. Kathwari is the Chairman, President and Chief Executive Officer of Ethan Allen Interiors Inc. He has been President since 1985 and Chairman and Chief Executive Officer since 1988. He holds a Bachelor of Arts in both English Literature and Political Science from Kashmir University and an MBA in International Marketing from New York University. He is also the recipient of three honorary doctorate degrees.
Director since 1985 Age: 77 Board Committees: • Chairperson of the Board
Specific Qualifications, Attributes, Skills and Experience:

Mr. Kathwari serves in numerous capacities at several nonprofit organizations. He is an advisory member of the New York Stock Exchange; former chairman of the National Retail Federation; a member of the Board of Overseers of the International Rescue Committee; Chairman Emeritus of Refugees International; a member of the International Advisory Council of the United States Institute of Peace; and a member of the advisory board of the Center for Strategic and International Studies.

Among his recognitions, Mr. Kathwari is a recipient of the 2018 Ellis Island Medal of Honor, has been inducted into the American Furniture Hall of Fame and recipient of the National Retail Federation Gold Medal. He has been recognized as an Outstanding American by Choice by the U.S. government. He has received the Yale School of Management’s Chief Executive Leadership Institute Lifetime of Leadership Award. He has also been recognized by Worth magazine as one of the 50 Best CEOs in the United States. He is the author of Trailblazer: from the Mountains of Kashmir to the Summit of Global Business and Beyond.

Mr. Kathwari has extensive knowledge of the history of both the Company and the furniture industry as well as extensive experience in growing and managing a business. Mr. Kathwari possesses insight into retailing, marketing, manufacturing, finance, and strategic planning. In addition, his work with both for-profit and not-for-profit organizations has given him perspectives from other industries, which have proven valuable throughout his service to the Company.

Dr. John Clark EDUCATOR AND ADMINISTRATION LEADER

Dr. John Clark is the President of Western Connecticut State University since 2015. He previously was the Acting University Executive Director of the City University of New York’s (CUNY) Office of Business and Industry Relations. Before joining CUNY, he was a visiting professor at Stony Brook University. Prior to that, he was Interim Chancellor of the State University of New York (SUNY). During his career at SUNY, Dr. Clark was the interim president of four of its colleges; Plattsburgh, Brockport, Alfred State and Optometry. He also served as Interim Vice Chancellor for Enrollment Management and University Life at SUNY System Administration.
Independent Director since Newly Nominated Age: 70 Board Committees: • N/A - New nominee
Specific Qualifications, Attributes, Skills and Experience:

Before joining SUNY, Dr. Clark had an 18-year Wall Street career as an analyst and investment banker specializing in health and higher education. Dr. Clark held various positions in New York City and state government and is a Vietnam-era veteran. He also has wide-ranging experiences as a board member with various not-for-profit organizations providing educational, healthcare, and housing services. Dr. Clark holds five degrees, including a Bachelor of Arts degree in history cum laude from Providence College, a Master of public administration degree from the John Jay College of Criminal Justice (CUNY), a Master of Arts degree in economics from Fordham University, a Master of Arts degree in philosophy from New York University, and a Doctorate in education from Teachers College, Columbia University. Dr. Clark brings to the Board his strategic thinking, people development skills and unique hands-on experience in investment banking and administration management.

John J. Dooner, Jr. MARKETING AND STRATEGIC COMMUNICATIONS LEADER

Mr. Dooner founded The Dooner Group, a marketing communication consultancy in 2012, and serves as Chairman Emeritus of McCann Worldgroup, a company he formed in 1997, and of which he had been Chief Executive Officer from its founding until 2011.
Lead Independent Director Director since 2011 Age: 73 Board Committees: • Nominations - Chair • Compensation
Specific Qualifications, Attributes, Skills and Experience:

Under Mr. Dooner’s leadership, McCann grew to be one of the world’s largest marketing communications organizations, with operations in over 125 countries with a client roster that includes preeminent global marketers and many of the world’s most famous brands. Prior to assuming that position, Mr. Dooner was Chief Executive Officer of McCann Erickson Worldwide, a post he assumed in 1992. Mr. Dooner serves on several not-for-profit organizations including as Chairman of St. Thomas University based in Miami, Florida. He is Past Chairman Board of Trustees and Past Brand Platform Chairman of United Way Worldwide based in Washington, DC. In April 2019, Mr. Dooner was inducted into the American Advertising Federation Hall of Fame. In May 2019 he received an honorary doctorate from St. Thomas University. Mr. Dooner brings extensive advertising and branding expertise to the Board.

Cynthia Ekberg Tsai FINANCE AND MANAGEMENT DEVELOPMENT LEADER

Ms. Ekberg Tsai is the CEO of Tana Systems, a global software and IT company based in the U.S. and India. She is also CEO of Healthquest, a global biotechnology and medical technologies advisory firm, where she specializes in providing strategic introductions and advice to rising executives.
Independent Director since Newly Nominated Age: 65 Board Committees: • N/A - New nominee
Specific Qualifications, Attributes, Skills and Experience:

Ms. Tsai spent 16 years on Wall Street as a Vice President with Merrill Lynch and Kidder Peabody. She is the former Founder and CEO of HealthExpo, the largest consumer healthcare event in the U.S., where she grew the enterprise from concept to execution, attracting more than 50 million consumers to HealthExpo. Previously, Ms. Tsai was a General Partner in MassTech Ventures, a multi-million-dollar equity fund focused on technology development at Massachusetts Institute of Technology. Ms. Tsai currently serves on the Board of Selectors for the Jefferson Foundation Awards and is on the board of the Prix Galien Foundation. In 1999, the Harvard Business School Alumni Chapter in New York recognized Ms. Tsai with an Early-Stage Honor Roll Award for Entrepreneurship. In 2004, she also received a “Leading Woman Entrepreneur of the World” Award from the Star Foundation in Overland Park, Kansas. She earned a Bachelor of Arts in Psychology from the University of Missouri. Ms. Tsai brings to the Board her strategic thinking and unique hands-on experience in investment banking and brand building.

David M. Sable MARKETING AND DIGITAL LEADER

Mr. Sable is Co-Founder and Partner of DoAble, a Marketing Consultancy focused on branding, positioning, and big ideas. As Senior Advisor to WPP plc (“WPP”), a multinational communications, advertising, public relations, technology, and commerce holding company, he mentored and consulted across the company. Previously he was Chairman of VMLY&R. He propelled Y&R to a top-five global creative firm at Cannes, developed new resources and practices, expanded the global footprint of subsidiary company VML, and ultimately helped unify Y&R and VML into VMLY&R, one of the most successful agencies in the industry today.
Independent Director since Newly Nominated Age: 68 Board Committees: • N/A - New nominee
Specific Qualifications, Attributes, Skills and Experience:

Mr. Sable serves as a board member and member of the Audit, Compensation and Nominating Committees of American Eagle Outfitters (NYSE: AEO). Prior to his time at Y&R, Mr. Sable served at Wunderman, Inc., a leading customer relationship manager and digital unit of WPP, as Vice Chairman and Chief Operating Officer, from August 2000 to February 2011. Mr. Sable was a Founding Partner and served as Executive Vice President and Chief Marketing Officer of Genesis Direct, Inc., a pioneer digital omni-channel retailer, from June 1996 to September 2000. Mr. Sable attended New York University and Hunter College in New York. In 2013, Fast Company named Mr. Sable one of the 10 Most Generous Marketing Geniuses. He currently serves on the Board of Directors of both UNICEF/USA and the International Special Olympics, as well as on the Executive Board of UNCF and he was Executive Producer on MTV’s highly acclaimed REBEL MUSIC series. Mr. Sable brings to the Board more than 30 years of experience and strategic insight in digital leadership and marketing communications. The Board also benefits from his extensive involvement with community programs.

Tara I. Stacom REAL ESTATE AND FINANCIAL INDUSTRIES LEADER

Ms. Stacom is an Executive Vice Chairman of Cushman & Wakefield since 2013, a worldwide commercial real estate firm with 50,000 employees. During her 40-year career, Ms. Stacom has been responsible for executing in excess of 60 million square feet and some of the largest and most complex leasing, sales, and corporate finance real estate transactions.
Independent Director since 2015 Age: 63 Board Committees: • Nominations
Specific Qualifications, Attributes, Skills and Experience:

Ms. Stacom earned her Bachelor of Science degree in Finance at Lehigh University where she later served on the Board of Trustees. She is a director of the Realty Foundation of New York and a member of the Real Estate Board of New York having served on numerous committees including Ethics and the Commercial Brokerage Division. Ms. Stacom is a “Director’s Circle Member” of Girls, Inc., a board member of Right to Dream and recipient of Crain’s New York Business 100 Most Influential Women in New York City. She was awarded “Woman of the Year” of the New York Executives in Real Estate (WX), and Real Estate New York and Real Estate Forum’s Women of Influence. She received Northwood University’s Distinguished Women’s Award in recognition of the enormous contribution she has made to communities, businesses, volunteer agencies, and public and private sector services worldwide. Ms. Stacom was honored with the Real Estate Board of New York’s highest achievement, the 2011 Most Ingenious Deal of the Year (First Place Henry Hart Rice Award) for the leasing of One World Trade Center. Ms. Stacom brings extensive knowledge of commercial real estate and finance to the Board.

DIRECTOR COMPENSATION
Only our non-employee (independent) directors receive compensation for service on the Board. Employee directors do not receive additional compensation for serving on the Board. Non-employee director compensation is approved by the Board, after considering a recommendation from the Compensation Committee. Mr. Kathwari, as Chief Executive Officer of the Company, is not compensated separately for his service as a director on the Board. For information on Mr. Kathwari’s compensation as our Chief Executive Officer, refer to the Summary Compensation Table. For fiscal 2021, the Board approved as compensation for our non-employee directors a combination of cash and option awards, as shown in the table below.
Annual Cash Retainer.   For fiscal 2021, each non-employee director received $60,000 per annum. Additional quarterly fees are paid to the chair of each of the committees as follows: Audit Committee $4,000; Compensation Committee $2,000; and Corporate Governance, Nominations and Sustainability Committee $2,000. The Lead Independent Director of the Board is paid an additional cash fee of $2,000 per quarter.
Equity Compensation.   Non-employee directors are eligible to receive equity compensation in amounts determined by the Compensation Committee, which generally would be paid in the form of stock options. As part of the Company’s action plan in response to the COVID-19 pandemic, in April 2020, based on the recommendation of the Compensation Committee, the Board approved a reduction in the non-employee director annual equity compensation to reduce the fiscal 2021 stock option grant by 20%. As such, in fiscal 2021, each director was awarded a stock option award with the number of options equal in value to $80,000 (as compared to $100,000 during fiscal 2020) based on the market price of the Company’s stock as of the date of grant. These stock options vest in three equal annual installments commencing on the first anniversary of the date of grant so long as the director continues to serve on our Board. All options granted to directors have an exercise price equal to the fair market value of our common stock on the date of grant and remain exercisable for a period of up to 10 years, subject to continuous service on our Board.
Meeting Fees.   If a standing committee of the Board holds more than four meetings (either in person or telephonically) on days when the full Board does not meet, members of that committee will be paid an additional $1,000 for each additional meeting beginning with the fifth such meeting. Directors serving on committees for part of a year receive a pro rata share of fees. There were no additional meeting fees paid to directors during fiscal 2021.
Name	Fees Earned or Paid in Cash (1)	Option Awards (2)(3)	Total
James B. Carlson (4)	$ 68,000	$ 19,707	$ 87,707
John J. Dooner, Jr. (5)	$ 68,000	$ 19,707	$ 87,707
Domenick J. Esposito (6)	$ 82,000	$ 19,707	$ 101,707
Mary Garrett (7)	$ 60,000	$ 19,707	$ 79,707
Dr. James W. Schmotter (8)	$ 62,000	$ 19,707	$ 81,707
Tara I. Stacom (9)	$ 60,000	$ 19,707	$ 79,707

(1)
Fees earned or paid in cash during fiscal 2021 include the annual cash retainer of  $60,000 plus additional compensation for a director’s role as a Committee Chair and/or as the Lead Independent Director, as noted below.

a.
Mr. Carlson: $8,000 as Chairperson of the Compensation Committee

b.
Mr. Dooner: $8,000 as Chairperson of the Corporate Governance, Nominations and Sustainability Committee

c.
Mr. Esposito: $16,000 as Chairperson of the Audit Committee and $6,000 as Lead Independent Director for the last three quarters of fiscal 2021

d.
Dr. Schmotter: $2,000 as Lead Independent Director during the first quarter of fiscal 2021

(2)
Each director was awarded 6,168 stock options on August 12, 2020 vesting in three equal annual installments commencing on the first anniversary of the date of grant.

(3)
The amounts shown for stock option awards represent the aggregate grant date fair values, computed in accordance with Accounting Standards Codification Topic 718. For financial statement reporting purposes these fair values are charged to expense over the vesting period of three years. The actual values realized, if any, will not be known until the vesting date and could differ significantly from the amounts disclosed in the table. Refer to note 17 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for valuation assumptions with respect to stock option grants.

(4)
Mr. Carlson held 29,397 stock options outstanding, of which 23,385 were vested or exercisable within 60 days of June 30, 2021.

(5)
Mr. Dooner held 38,328 stock options outstanding, of which 32,316 were vested or exercisable within 60 days of June 30, 2021.

(6)
Mr. Esposito held 25,738 stock options outstanding, of which 19,726 were vested or exercisable within 60 days of June 30, 2021.

(7)
Ms. Garrett held 22,257 stock options outstanding, of which 16,245 were vested or exercisable within 60 days of June 30, 2021.

(8)
Dr. Schmotter held 38,328 stock options outstanding, of which 32,316 were vested or exercisable within 60 days of June 30, 2021.

(9)
Ms. Stacom held 22,257 stock options outstanding, of which 16,245 were vested or exercisable within 60 days of June 30, 2021.

SECURITY OWNERSHIP
The following tables set forth, as of October 11, 2021, the record date for the Annual Meeting, information known to Ethan Allen with respect to beneficial ownership as defined by SEC rules of the Company’s common stock for (i) directors and executives officers, (a) each director and director nominee, (b) the Company’s Named Executive Officers as defined in the “Compensation Discussion and Analysis” and named in the table entitled “Summary Compensation Table,” and (c) all directors and executive officers as a group and (ii) each principal stockholder of more than 5% of Company common stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted. The address for each listed director and Named Executive Officers is Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, CT 06811.
Security Ownership of Directors and Executive Officers
The following table sets forth, as of October 11, 2021, the record date for the Annual Meeting, the beneficial ownership of the Company’s common stock reported to Ethan Allen by each of the Company’s directors, director nominees and NEOs, and by all directors and executive officers as a group.
Name		Amount and Nature of Beneficial Ownership (1)	Common Stock Percentage Ownership (1)
M. Farooq Kathwari	(2)	2,644,974	10.5%
John J. Dooner, Jr.	(3)	43,416	*
James B. Carlson	(4)	41,469	*
Dr. James W. Schmotter	(5)	35,016	*
Domenick J. Esposito	(6)	23,406	*
Tara I. Stacom	(7)	22,545	*
Mary Garrett	(8)	16,445	*
Corey Whitely	(9)	18,786	*
Daniel E. Grow	(10)	10,973	*
Eric D. Koster	(11)	6,828	*
Rodney A. Hutton	(12)	1,515	*
Clifford Thorn	(13)	1,374	*
Dr. John Clark	(14)	—	*
Cynthia Ekberg Tsai	(14)	—	*
David M. Sable	(14)	—	*
All Directors and Executive Officers as a Group (16 persons)		2,872,369	11.3%

*
Indicates beneficial ownership of less than 1% of shares of Company common stock

(1)
Information presented herein for each director, director nominee and NEO reflects beneficial share ownership and includes shares that can be acquired upon the exercise of stock options or the vesting of restricted stock units and performance stock units within 60 days of October 11, 2021.

(2)
Includes 2,009,269 shares owned directly by M. Farooq Kathwari, 501,140 shares owned indirectly, 8,565 shares held in the Ethan Allen Retirement Savings Plan and 126,000 stock units issued in connection with Mr. Kathwari’s 1997 employment agreement and for which payment has been deferred until termination of employment.

(3)
Includes 11,100 shares owned directly by John J. Dooner, Jr. and currently exercisable stock options to purchase 32,316 shares of common stock.

(4)
Includes 18,084 shares owned directly by James B. Carlson and currently exercisable stock options to purchase 23,385 shares of common stock.

(5)
Includes 2,700 shares owned directly by Dr. James W. Schmotter and currently exercisable stock options to purchase 32,316 shares of common stock.

(6)
Includes 3,680 shares owned directly by Domenick J. Esposito and currently exercisable stock options to purchase 19,726 shares of common stock.

(7)
Includes 6,300 shares owned directly by Tara I. Stacom and currently exercisable stock options to purchase 16,245 shares of common stock.

(8)
Includes 200 shares owned directly by Mary Garrett and currently exercisable stock options to purchase 16,245 shares of common stock.

(9)
Includes 18,786 shares owned directly by Corey Whitely.

(10)
Includes 2,472 shares owned directly by Daniel E. Grow and currently exercisable stock options to purchase 8,501 shares of common stock.

(11)
Includes 161 shares owned directly by Eric D. Koster and currently exercisable stock options to purchase 6,667 shares of common stock.

(12)
Includes 1,515 shares owned directly by Rodney A. Hutton.

(13)
Includes 1,374 shares owned directly by Clifford Thorn, determined as of the date of termination of employment.

(14)
New director nominee for the Annual Meeting, such that no shares of common stock are owned.

Security Ownership of Principal Stockholders
The following table provides information about persons that have reported that they beneficially own or have voting power and/or dispositive power over, more than 5% of the Company’s common stock, as of October 11, 2021, the record date for the Annual Meeting.
Name of Beneficial Owner		Amount and Nature of Beneficial Ownership	Common Stock Percentage Ownership
BlackRock, Inc.	(1)	3,893,469	15.4%
Dimensional Fund Advisors LP	(2)	2,056,493	8.1%
The Vanguard Group	(3)	1,404,386	5.6%

(1)
BlackRock, Inc. (“BlackRock”), a parent holding company, had sole voting power over 3,829,761 shares of common stock and sole dispositive power over 3,893,469 shares of common stock according to BlackRock’s Schedule 13G/A filed with the SEC on January 25, 2021. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(2)
Dimensional Fund Advisors LP, (“Dimensional Funds”), an investment advisor, had sole voting power over 1,966,494 shares of common stock and sole dispositive power over 2,056,493 shares of common stock according to Dimensional Funds’ Schedule 13G/A filed with the SEC on February 12, 2021. Dimensional Funds’ address is 6300 Bee Cave Road, Building One, Austin, TX, 78746.

(3)
The Vanguard Group (“Vanguard”), an investment advisor, had shared voting power over 26,632 shares of common stock, sole dispositive power over 1,359,130 shares of common stock and shared dispositive power over 45,256 shares of common stock according to Vanguard’s Schedule 13G/A filed with the SEC on February 10, 2021. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely on a review of reports filed with the SEC and written representations from certain reporting persons that no other reports were required, the Company believes that, during fiscal 2021, its directors, officers and 10% stockholders complied with all applicable Section 16(a) filing requirements applicable to such individuals, other than one late Form 4 filing for Eric D. Koster with respect to his disposition of 89 shares of common stock on March 11, 2021, withheld at vesting to cover required tax withholding, which was timely filed on a Form 5 on July 2, 2021.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Company’s Code of Conduct, which applies to all employees, executive officers, and directors, requires that any potential conflict of interest be either avoided or fully disclosed. The Company defines “related party” transaction as any transaction or series of related transactions in excess of $120,000 in which the Company is a party and in which a “related person” had, has, or will have direct or indirect material interest. Each year, the Company requires its directors and executive officers to disclose any transactions between them or their immediate family members and the Company. The Audit Committee reviews any reported transactions related to directors or executive officers and takes appropriate action. A related party transaction is approved or ratified only if the Audit Committee determines that it is not inconsistent with the best interests of the Company and its stockholders. There were no related person transactions requiring approval or ratification during fiscal 2021.

PROPOSAL 2:   TO APPROVE, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION
Our executive compensation program is designed to facilitate long-term stockholder value creation. Our focus on pay-for-performance and on corporate governance promotes alignment with the interests of the Company’s stockholders.
The Company seeks stockholder approval, on a non-binding basis, of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement in the Compensation Discussion and Analysis, the Compensation Tables and related narrative pursuant to Section 14A of the Exchange Act, commonly known as a “say-on-pay” vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation policies and practices described in this Proxy Statement.
At the Company’s 2020 annual meeting of stockholders, our stockholders were asked to approve the Company’s executive compensation program. A substantial majority (97%) of the votes on the “say-on-pay” proposal present and entitled to vote at the meeting were voted in favor of the proposal, which demonstrates stockholders’ strong support of our executive compensation practices and pay for performance alignment. The Compensation Committee believes that these results reaffirm our stockholders’ support of the Company’s approach to executive compensation. The Compensation Committee strives to continue to ensure that the design of the Company’s executive compensation program is focused on long-term stockholder value creation (with a meaningful and growing portion of the compensation paid to our Named Executive Officers being at risk, performance‐based, tied to performance metrics that include good stewardship of the Company’s resources, and not guaranteed), emphasizes pay for performance and does not encourage the taking of short-term risks at the expense of long-term results. The Compensation Committee intends to continue to use the “say-on-pay” vote as a guidepost for stockholder sentiment and to consider stockholder feedback in making compensation decisions. See “Compensation Discussion and Analysis” for additional discussion about the Company’s approach to executive compensation and the enhancements made in recent years to strengthen the link between pay and performance, further link compensation to our business and talent strategies and clearly detail the rationale for pay decisions.
For the reasons outlined above, we believe that our executive compensation program is well designed, appropriately aligns executive pay with Company performance and incentivizes desirable behavior. Accordingly, we are asking our stockholders to endorse our executive compensation program by voting on the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the Compensation Tables and the related narrative.”
This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the annual compensation program for the Named Executive Officers. In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis and Compensation Table sections. Because your vote is advisory, it will not be binding upon the Board. However, the Board values stockholders’ opinions and the Compensation Committee will consider the outcome of the advisory vote when considering future executive compensation decisions. Further, this advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation program with the interests of Ethan Allen and its stockholders and is consistent with our commitment to high standards of corporate governance and stockholder engagement.
The Board unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide material information about the Company’s executive compensation objectives and policies for its NEOs and to put into perspective the tabular disclosures and related narratives. The non-binding advisory proposal regarding compensation of the NEOs submitted to stockholders at our 2020 Annual Meeting was approved by over 97% of the votes present and entitled to vote. We regularly engage in outreach efforts with our stockholders relating to a variety of topics and involve our Compensation Committee Chair or one or more independent directors in these conversations as appropriate. In 2018, our Compensation Committee Chair, along with our Executive Vice President, Administration, discussed our approach to executive compensation practices with a number of our largest and leading institutional investors, and based on those discussions and insights from other advisors and experts, we revised our approach, including the components and metrics, relating to our short-term and long-term incentive compensation for our NEOs. We use the information gathered through these outreach efforts to help inform our compensation decisions and look forward to continued dialogue on compensation matters and other issues relevant to our business.
This CD&A describes the general objectives, principles, and philosophy of our executive compensation program, focused primarily on the compensation for our NEOs, who for fiscal 2021 are as follows:
•
M. Farooq Kathwari, Chairman of the Board, President and Chief Executive Officer (our Principal Executive Officer)

•
Corey Whitely, Executive Vice President, Administration and Chief Financial Officer (our Principal Financial Officer)

•
Rodney A. Hutton, Chief Marketing Officer

•
Daniel E. Grow, Senior Vice President, Business Development

•
Eric D. Koster, Vice President, General Counsel and Secretary

Our NEOs for fiscal 2021 also include Clifford Thorn, who previously served as our Vice President, Upholstery Manufacturing, and who entered into a separation of employment and general release agreement, pursuant to which he remained an employee until March 19, 2021. This CD&A focuses on the compensation earned by our NEOs listed above, but also describes the compensation earned by Mr. Thorn where appropriate.
Fiscal Year 2021 Performance at a Glance
Despite many challenges due to the COVID-19 pandemic, the Company performed well during fiscal 2021 as we were well positioned to capitalize on the increased consumer focus on the home, which created strong demand for our product offerings and interior design services. We recently passed the anniversary of the reopening of our design centers and manufacturing facilities and through the collective efforts of our associates the Company was able to report strong results. Many of the changes we implemented a year ago, such as the previously announced manufacturing and optimization initiatives, certain reductions in employee headcount, increased use and leverage of technology, streamlined certain workflows and the elimination of non-essential spending, have allowed us to control expenses and improve our operating leverage. Our strong cash position provided us flexibility to pay down 100% of our outstanding debt as well as take advantage of opportunities and advance our strategic goals. Additionally, we strengthened our business by expanding production capacity, enhanced our use of technology and brought back many associates to further our talent. For the full fiscal 2021 year, we delivered consolidated net sales growth of 16.2%, gross margin of 57.4%, operating margin of 11.3%, diluted EPS of $2.37, return on equity of 17.7%, cash from operations of $129.9 million and returned $43.3 million to stockholders through cash dividends. Both our wholesale and retail segments experienced record demand, with written orders increasing 31.7% at wholesale and 47.7% at retail. This demand has led to record order backlog as of June 30, 2021 as written orders outpaced net sales. We expect to service and reduce our order backlog during fiscal 2022. Our merchandising and supply-chain teams effectively managed raw material shortages, price increases, manufacturing delays and shipping container cost increases as we were able to achieve a gross margin of 57.4% for fiscal 2021 despite these challenges. As of June 30, 2021, our employee count was 4,188, up 24.3% in the past 12 months, as we ramped back up staffing to strengthen our manufacturing and retail teams further. Our Board reinstated our regular quarterly cash dividend in August 2020 and subsequently increased the regular quarterly cash dividend by 19% in November 2020. We also paid a special cash dividend of $0.75 per share in May 2021. Other notable events during fiscal 2021 included the opening of several new design centers including Oxnard, California; Towson, Maryland; Alpharetta, Georgia; and Portland, Oregon as well as holding our first-ever virtual celebration to congratulate associates for their exceptional interior design work.
Demand trends remain strong across the business with backlog at record levels. As we head into the fiscal 2022 year, we are focused on continuing to increase capacity and deliver product while making investments in technology solutions across the Company, all to enhance the customer experience, drive future growth and emerge stronger in a post-pandemic environment.
Selected Financial Data and Key Metrics
STATEMENT OF OPERATIONS DATA
Fiscal Year Ended June 30,	2021	2020	2019
Net sales	$ 685,169	$ 589,837	$ 746,684
Adjusted gross margin (1)	57.5%	55.7%	55.1%
Adjusted operating income (1)	$ 80,335	$ 17,072	$ 55,051
Adjusted net income (1)	$ 60,059	$ 13,512	$ 41,632
Adjusted diluted EPS (1)	$ 2.37	$ 0.52	$ 1.56
KEY METRICS
Adjusted return on equity (1)	17.7%	3.9%	11.1%
Cash flows from operating activities	$ 129,912	$ 52,696	$ 55,247
Cash and cash equivalents	$ 104,596	$ 72,276	$ 20,824
Current ratio	1.32	1.65	1.76
Long-term debt to equity ratio	0.0%	15.2%	0.1%
Cash dividends paid	$ 43,290	$ 21,469	$ 46,990
Dividend yield	3.6%	7.1%	3.6%

(1)
See Appendix A for the reconciliation of U.S. GAAP to adjusted key financial measures.

Impact of COVID-19
On March 11, 2020, the World Health Organization declared the COVID-19 outbreak to be a global pandemic. In response to this declaration and the rapid ongoing spread of COVID-19 within the United States and around the world, federal, state, and local governments imposed varying degrees of restrictions on social and commercial activity to promote social distancing in an effort to slow the spread of the virus. Such measures included quarantines, shelter-in-place orders and directives, restrictions on travel, and closures of non-essential businesses, which included many sectors within retail commerce.
In response to the COVID-19 pandemic and for the protection of our employees and customers, we implemented, and continue to monitor, certain business continuity plans to ensure the ongoing availability of our products and services, while prioritizing health and safety measures, including enhanced cleaning and hygiene protocols as recommended by the Centers for Disease Control and Prevention (the “CDC”). Beginning in our third quarter of fiscal 2020, we took the following actions in response to the COVID-19 pandemic:
Fiscal 2020
•
Temporarily closed our Company-operated retail design centers and manufacturing facilities

•
Borrowed an aggregate principal amount of $100 million under our existing revolving credit facility to increase our cash position as a precautionary measure and to maximize financial flexibility

•
Announced our comprehensive action plan, which included both enhanced health and safety protocols with cost-saving initiatives; measures taken included, the furlough of 70% of our global workforce, the decision by our CEO to temporarily forego his salary, a temporary reduction in salaries of up to 40% for all senior management and up to 20% for other salaried employees, a temporary reduction of 50% in the cash compensation of the Company’s directors, the elimination of all non-essential operating expenses, a delay of capital expenditures, negotiated alternative terms for lease payments, reduced inventory purchases, temporarily eliminated our regular quarterly dividend and temporarily suspended purchases under our existing share repurchase program
•
In May 2020, we began reopening design centers in a number of U.S. states as well as resumed production in our North American manufacturing plants in a limited capacity

•
Repaid $50 million of our outstanding borrowings under our existing credit facility using available cash on hand in June 2020

Fiscal 2021
•
All of the Company’s key financial performance metrics such as consolidated net sales, gross margin, operating expenses, and cash on hand improved during fiscal 2021

•
All of our Company-operated retail design centers and manufacturing facilities fully reopened

•
Our Board of Directors reinstated the regular quarterly dividend in August 2020 and declared a regular quarterly cash dividend of $0.21 per share, paid in October 2020

•
Repaid the remaining $50 million of our outstanding borrowings leaving no remaining debt

While recognizing the strong and decisive performance of the executives in leading the Company through this period, and consistent with our pay for performance philosophy, there were no adjustments made, including as a result of the COVID-19 pandemic and its disruptive impact on our business results, our retail peers, and retailers generally, to the fiscal 2021 performance targets. There were also no adjustments to the fiscal 2019, 2020 or 2021 equity incentive grants for fiscal 2021 performance period.
We continue to frequently monitor and re-evaluate our COVID-19 action plan based on guidance from the CDC, regulators and other health and safety organizations. We believe that we have a strong balance sheet with $104.6 million of cash and no bank debt as of June 30, 2021, which we believe will provide sufficient liquidity to continue business operations in the long-term. Although we continue to actively manage the impact of COVID-19 and the prospect of continuing or future outbreaks, we are unable to predict the impact that the COVID-19 pandemic will have on our financial operations in the near- and long-term. We also continue to actively manage our global supply chain and manufacturing operations, which may continue to be adversely impacted with respect to availability and pricing based on uncontrollable factors.
Compensation Practices

What We Do

- Pay for performance; a meaningful and growing portion of the compensation paid to our NEOs is performance-based and not guaranteed.
- Reward revenue growth, total shareholder returns, operational and financial efficiencies with performance metrics that include good stewardship of the Company's resources.
- Pay conservatively and consider the range of opportunities available to similarly situated executives from various relevant market reference sources.
- Encourage and reward performance that leads to strong financial results and creation of long-term value for our stockholders.
- Pay reasonable discretionary bonuses in scenarios when a NEO does not participate in the annual incentive program.
- Expect directors and executives to own a meaningful amount of company stock.
- Use a "double trigger" for change in control provisions in equity awards and change in control agreements.
- Apply a share retention policy for our directors and executives.
- Prohibit our directors and executive officers from hedging or pledging the Company's stock.
- Regularly assess the risk-reward balance of our compensation programs in order to mitigate undue risks in our programs.
- Provide the Compensation Committee sole authority to retain compensation consulting firms.
- Maintain claw back provisions in our incentive compensation programs.
- Stockholder engagement to ensure alignment with stockholder interests.

What We Don't Do

- No dividends or dividend equivalents on unearned performance units, stock options or unvested restricted stock.
- No repricing, extensions, or cash buyouts for stock options.
- Generally, no employment agreements (other than existing employment agreement with the CEO).
- No excise tax gross ups related to change in control.
- No single trigger vesting of equity awards upon a change in control.
- No excessive perquisites.

Compensation Policies and Risk
Our Compensation Committee regularly conducts risk assessments to determine the extent, if any, to which our compensation practices and programs may create incentives for excessive risk taking. Based on these assessments, we concluded that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
As part of the risk assessments, the Compensation Committee reviewed the cash and equity incentive programs for senior executives and concluded that certain aspects of the programs reduce the likelihood of excessive risk taking. These aspects include the use of long-term equity awards to create incentives for senior executives to work for long-term growth of the Company, including claw-back provisions limiting the incentive to take excessive risk for short-term gains, imposing caps on cash bonuses, requiring compliance with our Code of Conduct and giving the Compensation Committee the power to reduce payouts under our compensation plans. More specifically, this conclusion was based on the following considerations:
Pay Mix
Compensation mix of base salary and short-term and long-term incentives provides compensation opportunities measured by a variety of time horizons to balance our near-term and long-term strategic goals.

Performance Metrics
A variety of distinct performance metrics are used in both the short-term and long-term incentive plans. This multiple-metric approach to performance metrics encourages focus on sustained and holistic overall Company performance.

Performance Goals
Goals are approved by our Compensation Committee and consider our historical performance, current strategic initiatives, and the expected macroeconomic environment. In addition, short-term and long-term incentive compensation programs are designed with payout ranges above and below target levels and within a range that support our pay for performance philosophy.

Equity Incentives
Equity incentive programs and stock ownership guidelines are designed to align management and stockholder interests by providing vehicles for executive officers to accumulate and maintain an ownership position in the Company.

Risk Mitigation Policies	We incorporate several risk mitigation policies into our officer compensation program, including:
• The Compensation Committee’s ability to use “negative discretion” to determine appropriate payouts under formula-based plans.

•
A robust recoupment (or “claw-back”) policy covering each of our executive officers. The policy provides that if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee may seek reimbursement of any cash- or equity-based bonus/other incentive compensation (including vested and unvested equity) paid or awarded to the executive officer or effect cancellation of previously-granted equity awards to the extent the compensation was based on erroneous financial data and exceeded what would have been paid to the executive officer under the restatement

• Stock ownership guidelines for executive officers and directors that are intended to align further the interest of our named executive officers with those of our stockholders.
Anti-Hedging and Anti-Pledging Policies
Under our insider trading policy, directors and executive officers are restricted from engaging in short sales, equity derivatives, and hedging their Company stock, whether or not involving trading on inside information. In addition, the Company prohibits employees and directors from purchasing Company securities on margin or holding Company securities in a margin account. We believe these policies further align insiders’ interests with those of our stockholders.

Process for Determining Executive Compensation
The Compensation Committee is responsible for determining the composition and value of the compensation for all of our NEOs. Our Chief Executive Officer (“CEO”) and our Executive Vice President, Administration, who is responsible for the

Company’s Human Resources functions, provide input on program design and information on the Company’s and the furniture industry’s performance. The Compensation Committee also considers stockholder viewpoints on compensation.
The Compensation Committee may not delegate its primary responsibility of overseeing executive officer compensation, but it may delegate to management the administrative aspects of our compensation programs that do not involve the setting of compensation levels for executive officers.
All equity awards to executives, including stock options, PSUs, restricted stock, and restricted stock units, are approved by the Compensation Committee.
The Compensation Committee maintains sole authority to retain, terminate, approve fees and other terms of engagement of its compensation consultant and to obtain advice and assistance from internal or external legal, accounting, or other advisors.
The Compensation Committee Chair, together with the Executive Vice President, Administration, periodically engages in dialogue with a number of the Company’s larger institutional investors regarding the Company’s approach to executive compensation. The Compensation Committee also reviews executive compensation and incentive structures used by the peer companies. In fiscal 2021, the Compensation Committee decided to continue to use operating income, revenue growth, return on equity and total shareholder returns (“TSR”) as performance metrics used in assessing executive compensation.
Executive Compensation Program Changes for Fiscal 2021—Highlights
The COVID-19 pandemic has had and continues to have a significant impact on the global economy, the industry, and the Company. The following changes were made during fiscal 2021 in recognition of both the uncertain economic conditions and the negative impact COVID-19 has had on each NEO’s overall compensation, who the Compensation Committee believes executed strongly to preserve cash and liquidity and position the Company well upon global economic recovery.
•
The Compensation Committee restored the temporary salary reductions as of July 1, 2020 and maintained salaries for the NEOs at the same level for fiscal 2021 as in fiscal 2020. There was no recoupment of the temporary salary reductions.

In restoring the temporary salary reductions, the Compensation Committee sought to incentivize appropriately and retain the Company’s leadership as they continue to manage the Company during an unprecedented period of economic challenge and uncertainty.
Peer Group
The Compensation Committee, in setting individual NEO pay levels and opportunities, utilizes a peer group of companies that in its judgment best represents the unique nature of the Company’s vertical business model, which integrates manufacturing, merchandising, and retailing.
In developing the peer group, the population of U.S. based, publicly traded companies that were considered by the Compensation Committee included:
•
furniture manufacturers and/or home furnishing retailers;

•
competitors and peers identified as the Company’s direct U.S. furniture competitors;

•
highly integrated companies in non-furniture industries (e.g. apparel, etc.);

•
companies with iconic consumer brand recognition (beyond the furniture and home furnishing industries); and

•
companies that might be considered competitors for Company executives and equivalent talent.

In addition to industry, branding and supply chain considerations, the Compensation Committee filtered companies by revenues, number of employees and market capitalization. Companies with higher revenues are included in the peer group since the Company competes for executives with such other companies that are in the home furnishings industry. Based on its annual review of the peer group, the Compensation Committee removed four peers, two of which filed for bankruptcy, and added five peers for fiscal 2021 to ensure the peer group represents a similar range of the characteristics of the business, consumer innovation, use of technology, good corporate governance practices and comparability in size to the Company.
The peer group used to evaluate fiscal 2021 NEO compensation is composed of the following 16 companies:
Acco Brands Corporation	Flexsteel Industries, Inc.	HNI Corporation	Kirkland’s, Inc.
Apogee Enterprises, Inc.	Green Brick Partners, Inc.	Hooker Furniture Corporation	La-Z-Boy Incorporated
Bassett Furniture Industries, Inc.	Haverty Furniture Companies, Inc.	Interface, Inc.	Sleep Number Corporation
Cavco Industries, Inc.	Herman Miller, Inc.	Kimball International, Inc.	Steelcase Inc.

We believe that it is appropriate to offer industry-competitive cash and equity compensation packages to all of our NEOs in order to attract and retain top executive talent. The peer group allows us to monitor the compensation practices of our primary competitors and similarly situated companies for executive talent. However, we do not target any specific pay percentile of the peer group for our executive officers. Instead, we use this information to provide a general overview of market practices and to ensure that we make informed decisions regarding our executive pay programs.
Elements of Fiscal 2021 Executive Compensation
Our compensation programs are structured to align the interests of our executive officers with the interests of our stockholders and include the following elements for fiscal 2021:
Element	Key Characteristics	Link to Shareholder Value	How we Determine Amount	Key Decisions
Fixed	Base Salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	A means to attract and retain talented executives capable of driving superior performance.	Consider individual contributions to business outcomes, the scope and complexity of each role, future potential, market data, and internal pay equity.	There were no changes to base salaries during fiscal 2021 as the Compensation Committee believes each NEO’s current base salary reflects market competitive rates.
	Service-Based Restricted Stock Unit Awards	Fixed compensation component payable in stock. Reviewed annually and granted when appropriate.	A means to retain talented executives capable of driving superior performance.	Consider individual contributions to business outcomes, the scope and complexity of each role, future potential, market data, and internal pay equity.
The Compensation Committee awarded service-based restricted stock that vests ratably over two years to each NEO during fiscal 2021. Mr. Koster was previously awarded restricted stock in fiscal 2020, thus did not receive another grant.

Performance- Based	Annual Incentive Program	Variable compensation component payable in cash based on performance against annually established financial goals.
Incentive targets are tied to achievement of key annual financial measures. The financial metrics used to determine the payout of the fiscal 2021 awards were Adjusted Operating Income and Revenue growth.
Incentive award levels based on individual contributions to business outcomes, potential future contributions, historical incentive amounts, retention considerations and market data.
Total incentive awards for fiscal 2021 were earned at 109% of target. Mr. Koster did not participate in the annual non-equity incentive program, but rather received a discretionary bonus based on his individual performance results.

	Performance-Based Unit Awards (PSUs)	PSUs cliff vest after a three-year performance period and payouts are based on Company performance against pre-established financial goals and other performance metrics.
PSUs recognize our executive officers for achieving superior long-term relative performance. Financial metrics for the fiscal 2021 award were based on Sales growth and Return on Equity. An additional TSR performance metric was also included.

Grant award levels based on individual contributions to business outcomes, potential future contributions, historical grant amounts, retention considerations and market data. Actual award payout is based on performance against pre-established goals over a three-year performance period.

The Compensation Committee approved PSU grants to select NEOs during fiscal 2021 with three performance metrics that were based on Sales Growth, Return on Equity and a TSR performance metric. Approximately 46% of the fiscal 2019 PSUs granted were earned during fiscal 2021.

Fiscal 2021 Target Total Compensation Mix
The total target compensation mix for NEOs, as established at the start of fiscal 2021, was based upon base salary, achievement of target for the annual incentive program, long-term service-based stock awards and achievement of target for the long-term performance-based stock unit incentive awards. The CEO’s total compensation mix was primarily performance-based to drive pay-for-performance and align stockholder interests with those of executives.

Base Salary
We set base salaries for our NEOs based on individual contributions to business outcomes, the scope and complexity of each role, competencies, experience, leadership, performance, future potential, market data, and internal pay equity.
In July 2020, the Compensation Committee completed the annual review of the salary levels for each of the NEOs. As part of the salary review process, the Compensation Committee reviewed and considered the performance of each NEO, relevant market data, the comparison of compensation among various levels of management, and the Company’s overall performance. As a result of this review, the Compensation Committee determined no changes were needed to existing base salaries during fiscal 2021 as they represent market competitive rates.
Name	Fiscal 2020 Salary ($) (1)	Fiscal 2021 Salary ($) (2)	% Chg
M. Farooq Kathwari	$1,150,000	$1,150,000	0%
Corey Whitely	$ 500,000	$ 500,000	0%
Rodney A. Hutton	$ 375,000	$ 375,000	0%
Daniel M. Grow	$ 350,000	$ 350,000	0%
Eric D. Koster	$ 320,000	$ 320,000	0%

(1)
Due to the COVID-19 pandemic, the Compensation Committee approved temporary base salary reductions for each of the NEOs, effective March 29, 2020. These temporary base salary reductions remained in effect until June 30, 2020 and are reflected in the fiscal 2020 base salary amounts shown in the Summary Compensation Table. As a result, the amounts shown above for fiscal 2020 are higher than those shown in the Summary Compensation Table for that period. All salary reductions were lifted effective July 1, 2020.

(2)
Mr. Thorn’s base salary at the time of his termination on March 19, 2021 was $310,000.

Annual Non-Equity Incentive Compensation
NEOs are eligible to earn cash awards under our annual incentive compensation program, which is designed to motivate and reward executives for performance on key annual measures. The annual incentive compensation program is based exclusively on attainment of financial metrics, measured on the Company’s overall consolidated financial performance, that align our annual incentives with our strategy of driving growth, with an emphasis on profitability.
For fiscal 2021, the Compensation Committee evaluated two performance metrics in its annual incentive plan performance review for all NEOs, which aligns performance metrics used to assess non-equity incentive compensation payout eligibility with our fiscal 2021 growth strategy, focusing on consolidated net sales (weighted 60% of target incentive) and Adjusted Operating Income (weighted 40% of target incentive). Target, maximum and threshold awards, specified as a percentage of base salary, vary among various levels of management. The NEOs have the opportunity to earn awards between 50% of their target awards if we meet minimum threshold performance requirements and a maximum of 133% to 227% of their target incentive opportunity, based on performance.
The Compensation Committee established targets of 4% Consolidated Net Sales growth and 9% Adjusted Operating Income growth for fiscal 2021 compared to fiscal 2020, and established threshold and maximum performance levels as follows:
Fiscal 2021 Annual Incentive Goals and Results
($ in millions) Performance Level	Consolidated Net Sales $	Percent of Target	Adjusted Operating Income $ (1)	Percent of Target
Maximum	$631.1	103%	$22.0	118%
Target	$613.4	100%	$18.6	100%
Threshold	$589.8	96%	$17.1	92%
Actual	$685.2	112%	$80.3	432%
Individual Metric Payout		103%		118%
Individual Metric Weight		60%		40%
Overall Payout (as percent of Target)				109%

(1)
See Appendix A for a non-GAAP reconciliation showing how adjusted operating income is calculated from our financial statements.

Fiscal 2021 Annual Incentive Target, Achievement and Actual Payout
Name (1)	Fiscal 2021 Target Incentive ($)	Fiscal 2021 Target Incentive (% of base salary)	Overall Performance Level Achieved (% of target performance)	Actual Fiscal 2021 Incentive Payout ($)	Actual Fiscal 2021 Incentive Payout (% of base salary)
M. Farooq Kathwari	$750,000	65%	109%	$1,700,000	148%
Corey Whitely	$125,000	25%	109%	$ 166,260	33%
Rodney A. Hutton	$ 75,000	20%	109%	$ 99,750	27%
Daniel M. Grow (2)	$ 52,500	15%	109%	$ 20,000	6%

(1)
Messrs. Koster and Thorn did not participate in the fiscal 2021 non-equity incentive compensation plan disclosed above.

(2)
The Compensation Committee applied its discretion in determining Mr. Grow’s fiscal 2021 annual non-equity incentive compensation payout, adjusting from the formula-based $52,500 to $20,000 due to a change in the scope of Mr. Grow’s responsibilities.

Historical Annual Incentive Payout
Fiscal Year	Annual Incentive Payout (as Percent of Target)
2019	41%
2020	0%
2021	109%
Average Payout	50%
Discretionary Annual Bonus
The Company maintains a discretionary bonus program for executives who are not included in our annual incentive compensation program. For purposes of the discretionary bonus, individual performance is assessed based upon the executive’s performance relative to his or her responsibilities, goals, and objectives for each executive, which may or may not include financial metrics. Each executive develops annual business objectives for their respective areas, which are approved by the CEO and are used for this assessment. Individual performance is additionally measured by how the executive’s actions conform with and exemplify the Company’s ten “Leadership Principles”. For each executive, the executive’s impact upon initiatives of their division, department function or organization is also considered, as well as his impact on the development of their associates.
For fiscal 2021, the CEO recommended and the Compensation Committee approved a discretionary bonus to Mr. Koster of $50,000, equivalent to 16% of his base salary, as he did not participate in the annual non-equity incentive compensation plan. No discretionary bonus was provided to Mr. Thorn during fiscal 2021.
Long-term Incentive Compensation
To align our executive officers’ pay outcomes with long-term performance and encourage long-term strategic thinking, our annual long-term incentive grants typically feature financial-based performance metrics. The long-term incentive award provisions of our Stock Incentive Plan provide for equity-based compensation including restricted stock, restricted stock units, stock options, or other forms of equity-based compensation, which may vest based on service or performance or a combination thereof.
The Compensation Committee establishes for the NEOs, other than the CEO, the target, maximum and threshold performance-based awards as a percentage of base salary on the grant date, which percentages may vary among the various levels of management. The target, maximum and threshold awards are specified as a fixed number of shares for the CEO. Our CEO has limited discretion during the year to approve additional equity-based grants to employees other than the NEOs.
For fiscal 2021, our NEO long-term incentive compensation program reflected the grant of performance-based stock unit awards containing three performance metrics that closely align with our growth strategy, focusing on consolidated net sales, return on equity and the three-year TSR relative to the performance of the other constituents of the S&P Retail Select

Industry Index. The Compensation Committee selected consolidated net sales as a broad indicator of attaining strategic objectives, return on equity as a fundamental measure of the Company’s effectiveness at turning the net profits and cash put into the business into greater gains and growth for the Company and investors, and TSR to add a relative measure of performance in comparison to market peers. The vesting period for performance-based equity compensation awards was kept at a three-year cliff vesting period, similar to the prior year. The weighting of the three performance metrics was established as follows:
Fiscal 2021 Long-term Incentive Performance Metrics
Payout Metric (Total Weight)	Fiscal 2021 Weight (50%)	Fiscal 2022 Weight (30%)	Fiscal 2023 Weight (20%)
Sales Growth (40%)	20%	12%	8%
Return on Equity (40%)	20%	12%	8%
Three-year Total Shareholder Return (20%)			20%
The Compensation Committee awarded the fiscal 2021 performance-based stock unit grants to selected NEOs as follows:
Name (1)	Threshold	Target	Maximum
M. Farooq Kathwari	32,500	65,000	81,250
Corey Whitely	7,146	14,292	17,865
Rodney A. Hutton	4,288	8,576	10,720
Daniel M. Grow	3,001	6,002	7,503

(1)
Messrs. Koster and Thorn did not participate in the fiscal 2021 long-term incentive compensation plan disclosed above.

Results of 2019-2021, 2020-2022 and 2021-2023 Long-term Incentive Awards Granted
Fiscal Year 2019-2021 Performance Period
	Target Goals		Results		Payout as % of Target
	Sales	Return on Equity	Sales	Return on Equity	Sales	Return on Equity
	(in millions)		(in millions)
FY 2019	$797.5	10.3%	$746.7	11.1%	0%	125%
FY 2020	$829.4	11.1%	$589.8	3.9%	0%	0%
FY 2021	$862.5	12.0%	$685.2	17.7%	0%	125%
Following the end of the third performance year, approximately 46% of the target number of fiscal 2019 performance-based stock units were earned by the NEOs as noted below.
Name (1)	Target	Actual Vested (2)	% Vested
M. Farooq Kathwari	65,000	29,798	46%
Corey Whitely	6,722	3,082	46%
Daniel M. Grow	4,894	2,244	46%

(1)
Messrs. Hutton, Koster and Thorn did not participate in the long-term incentive compensation plan during fiscal 2019, thus were excluded from the table above.

(2)
The vested amounts noted above include fiscal 2019 market-based awards that were earned. Based upon the Company’s relative TSR performance, which was measured over the three-year period (July 1, 2018 through June 30, 2021), it was determined that the Company’s TSR percentile ranking was in the 36th percentile, resulting in a payout of 54% of the target number of market-based awards granted in fiscal 2019.

Fiscal Year 2020-2022 Performance Period
	Target Goals		Results		Payout as % of Target
	Sales	Return on Equity	Sales	Return on Equity	Sales	Return on Equity
	(in millions)		(in millions)
FY 2020	$776.6	11.7%	$589.8	3.9%	0%	0%
FY 2021	$807.6	12.3%	$685.2	17.7%	0%	125%
FY 2022	$839.9	12.9%	n/a
There has been no payout with respect to the performance-based stock unit awards granted in fiscal 2020 as the third-year performance measurement period has not yet lapsed. The results for the relative TSR performance metric, which is measured over the entire three-year period, will be determined following the conclusion of the third year of the 2020-2022 performance cycle.
Fiscal Year 2021-2023 Performance Period
	Target Goals		Results		Payout as % of Target
	Sales	Return on Equity	Sales	Return on Equity	Sales	Return on Equity
	(in millions)		(in millions)
FY 2021	$613.4	4.1%	$685.2	17.7%	125%	125%
FY 2022	$638.0	4.3%	n/a
FY 2023	$663.5	4.5%	n/a
There has been no payout with respect to the performance-based stock unit awards granted in fiscal 2021 as the second- and third-year performance measurement periods have not yet lapsed. The results for the relative TSR performance metric, which is measured over the entire three-year period, will be determined following the conclusion of the third year of the 2021-2023 performance cycle.
Restricted Stock Unit Awards for Fiscal 2021 (service-based)
The NEOs and other executives are eligible to receive grants of service-based restricted stock unit awards. These restricted stock units vest according to time-based criteria only. Any restricted stock units not fully vested on the date the employee separates are subject to forfeiture. For fiscal 2021, the Compensation Committee awarded selected NEOs service-based restricted stock grants that vest ratably over two years. The Compensation Committee believes having a greater portion of total compensation tied to long-term equity-based compensation better aligns the executive’s compensation with meeting the long-term goals of the Company and its stockholders.
Name (1)	$ Value	# of Units
M. Farooq Kathwari	$239,500	25,000
Corey Whitely	$ 57,480	6,000
Rodney A. Hutton	$ 28,740	3,000
Daniel M. Grow	$ 19,160	2,000

(1)
Messrs. Koster and Thorn did not receive a grant of service-based restricted stock during fiscal 2021.

The restricted stock units were granted on August 12, 2020 and vest 50% annually on the anniversary date of the grant and become fully vested after two years.
Stock Option Awards for Fiscal 2021
The NEOs and other executives are eligible to receive annual grants of stock options. The options have an exercise price of the closing price of our stock on the date of grant, vesting according to both the performance based and time-based criteria, and a ten-year term. Any stock options not fully vested on the date the employee separates are subject to forfeiture. The Compensation Committee did not approve any grants of stock options to the NEOs in fiscal 2021.
Change of Control Severance Plan for Executives
The change in control plan for NEOs, other than the CEO, was adopted to mitigate the concern that, in the event the Company is considering a change in control transaction, the employees involved in considering the transaction might otherwise be motivated to act in their own interests rather than the interests of the stockholders. Thus, the change in control provisions are designed so that employees are neither harmed nor given a windfall in the event of a change in control.
The Company’s plans generally provide that a change in control may occur upon (i) any liquidation or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, or (ii) any merger, or (iii) any person becoming a beneficial owner of more than 50% of the then outstanding voting stock of the Company or Ethan Allen Global, Inc.; or (iv) the Company’s incumbent directors cease to constitute at least a majority of the Board of the Company, except in connection with the election or nomination of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company.
For any benefits to be earned, a change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a “double trigger”). The plan does not provide tax gross ups. Payments and benefits to the executive will be reduced to the extent necessary to result in the executive’s retaining a larger after-tax amount, considering the income, excise and other taxes imposed on the payments and benefits. Benefits provided under the program include (i) a lump sum cash payment equal to one times the sum of the executive’s base salary and the average of the prior three years’ annual Incentive Bonus and (ii) a lump sum cash payment equal to the pro-rated portion of the executive’s average of the prior three years’ annual Incentive Bonus for the year of termination. The Change in Control Severance Plan includes non-solicitation, non-disparagement and confidentiality provisions and waivers of customary claims.
Ethan Allen Retirement Savings Plan
The Company maintains the Ethan Allen Retirement Savings Plan (the “Retirement Plan”). The Retirement Plan covers all employees, including the NEOs, who have completed at least three months of service. There is no enhanced benefit for executives. The 401(k) portion of the Retirement Plan allows participants to defer up to 100% of their compensation, subject to certain statutory limitations. In fiscal 2021, the Company made matching contributions with a maximum contribution of $1,300 per participant. Matching contributions were made dollar for dollar on the first $500 of a participant’s before tax contribution and $0.50 on the next $1,600 of a participant’s before tax contributions. Participant contributions and employer matching contributions are immediately and fully vested. The Retirement Plan also allows for a discretionary profit-sharing contribution made by the Company to be distributed to eligible participants. The Company made a $495,000 profit sharing contribution to the Retirement Plan during fiscal 2021.
Executive Perquisites and Other Personal Benefits
We offer a very limited number of perquisites and other personal benefits to our NEOs. The Compensation Committee believes that these perquisites are reasonable and consistent with prevailing market practice and the Company’s overall compensation program. Perquisites are not a material part of our compensation program. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs. In fiscal 2021, with the exception of Mr. Kathwari, the NEOs did not receive any perquisites. Mr. Kathwari received the use of a Company car (including driver, gas, registration, title, insurance, and maintenance) and reimbursement of life insurance premiums up to $50,000.
Employment Agreements
The Company generally does not enter into employment agreements and has no employment agreements in place with the exception of the employment agreement with Mr. Kathwari, the Chief Executive Officer. The Compensation Committee in 2015 initiated, negotiated and, on October 1, 2015, effective July 1, 2015, entered into the 2015 Employment Agreement, of which its incentive compensation components were subsequently approved by stockholders at our 2015 Annual Meeting of Stockholders.
Pursuant to the 2015 Employment Agreement, Mr. Kathwari is entitled to a base salary of $1,150,000 per annum, without increase or guaranteed adjustment. He is eligible for an annual non-equity incentive compensation based on annual performance targets set annually by the Company, the Compensation Committee, and the Board. The annual incentive compensation payments provide for a target level of $750,000, a threshold level of $375,000 and a maximum level of $1,700,000. The agreement provides for an annual long-term incentive compensation award grant based on performance targets set annually by the Compensation Committee and the Board with a target level of 65,000 shares, a threshold level of 32,500 shares and a maximum of 81,250 shares. The agreement, among other provisions, provides for benefits that may be earned in the event of a change of control or in the event of termination of employment. The 2015 Employment Agreement commenced July 1, 2015 for an initial five-year term, with automatic renewal provisions on a year-to-year basis through June 30, 2022. The agreement is filed as Exhibit 10.3 of the Company’s fiscal 2021 Annual Report on Form 10-K.

Deductibility Cap on Executive Compensation
Section 162(m) of the Internal Revenue Code places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that the company may deduct from our federal income tax return for any single taxable year. Prior to the enactment of 2017 Tax Cuts and Jobs Act, signed into law on December 22, 2017 (the “Tax Act”), there was an exception to the $1 million limitation for performance-based compensation meeting certain requirements. The material terms of our incentive plans that were previously approved by stockholders allowed us to grant certain cash incentive compensation and long-term incentive awards that were designed to meet the definition of performance-based compensation which qualified for the exception to the $1 million deduction limit. The Tax Act repealed the performance-based compensation exception described in this paragraph. Following enactment of the Tax Act, we generally expect that compensation paid to our CEO will be in excess of $1 million, and thus not deductible, subject to a transition rule for compensation provided pursuant to a binding written contract in effect as of November 2, 2017 that is not materially modified after such date. To the extent applicable to our existing plans and previously granted awards, the Company may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing plans and previously granted awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE REPORT
The Compensation Committee oversees our compensation program for our NEOs on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis and recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report.
JAMES B. CARLSON (CHAIR)
JOHN J. DOONER, JR.
DOMENICK J. ESPOSITO
This Compensation Committee Report is not deemed “soliciting material”
and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

COMPENSATION TABLES
The following “Summary Compensation Table” sets forth information concerning the compensation for services rendered to the Company during the years indicated by our NEOs. Salary, bonus, and non-equity incentive plan compensation amounts reflect the compensation earned during each fiscal year. Stock awards reflect awards with a grant date during each fiscal year.
Summary Compensation Table
The following table summarizes the compensation earned by or awarded to each NEO for fiscal years 2021, 2020 and 2019.
Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
M. Farooq Kathwari Chairman of the Board, President and Principal Executive Officer	2021	$1,150,050	$—	$809,290 (a)	$1,700,000	$—	$121,474	$3,780,814
	2020	862,500	—	826,670 (b)	—	—	126,937	1,816,107
	2019	1,150,050	—	1,186,380 (c)	314,889	—	121,671	2,772,990

Corey Whitely Executive Vice President, Administration, Principal Financial Officer	2021	$500,000	$—	$182,480 (d)	$166,250	$—	$2,651	$851,381
	2020	450,000	—	124,999 (e)	—	—	2,302	577,301
	2019	500,000	—	122,672 (f)	50,646	—	2,190	675,508

Rodney A. Hutton (7) Chief Marketing Officer	2021	$375,000	$—	$113,327 (g)	$99,750	$—	$2,530	$590,608
	2020	249,375	—	—	—	—	—	249,375

Daniel M. Grow Senior Vice President Business Development	2021	$350,000	$—	$81,234 (h)	$20,000	$—	$2,651	$453,885
	2020	323,750	—	59,502 (i)	—	—	2,302	385,554
	2019	350,000	—	89,306 (j)	36,871	—	2,190	478,367

Eric D. Koster Vice President, General Counsel & Secretary	2021	$320,000	$50,000	$—	$—	$—	$2,651	$372,651
	2020	296,000	—	9,150 (k)	—	—	2,302	307,452
	2019	317,692	25,000	—	—	—	2,190	344,882

Clifford Thorn (8) Former Vice President Upholstery Manufacturing	2021	$265,765	$—	$—	$—	$—	$302,651	$568,416

(1)
Due to the COVID-19 pandemic, effective March 29, 2020, the Compensation Committee approved temporary base salary reductions for each of the NEOs, which remained in effect until June 30, 2020 and are reflected in the 2020 base salary amounts shown in the Summary Compensation Table above. The temporary base salary reductions during fiscal 2020 were as follows: Mr. Kathwari 100%; Mr. Whitely 40%; Mr. Grow 30%; Mr. Hutton 30%; and Mr. Koster 30%. These temporary base salary reductions were lifted effective July 1, 2020.

(2)
Bonus amounts represent discretionary bonus awards under the discretionary bonus program only for NEOs who did not participate in the non-equity incentive plan.

(3)
The amounts shown for stock awards represent the aggregate grant date fair values, computed in accordance with Accounting Standards Codification Topic 718. For financial statement reporting purposes these fair values are charged to expense over the vesting period. The actual values realized, if any, will not be known until the vesting date and could differ significantly from the amounts disclosed in the table. Refer to note 17 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for valuation assumptions with respect to stock awards granted.

a)
Amount reflects the fair value of all stock awards granted during fiscal 2021, which include a performance stock unit grant and a non-recurring service-based restricted stock award. As the performance awards are subject to performance conditions, the amount reported in the table above is equal to the value at the grant date based upon the probable outcome of such conditions as of the grant date. No payout has been earned in respect to the grant and the final performance measurement date is June 30, 2023. Assuming the maximum performance level was probable on the grant date, the grant date fair value for the performance awards would have been $712,238. The service-based restricted stock award vests ratably over two years and had a grant date fair value of  $239,500.

b)
Amount reflects the grant date fair value of the fiscal 2020 annual performance stock unit grant. No payout has been earned in respect to the grant and the final performance measurement date is June 30, 2022. Assuming the maximum performance level was probable on the grant date, the grant date fair value would have been $1,033,338.

c)
The final performance measurement date for awards granted in fiscal 2019 was June 30, 2021. Based on the achievement of certain performance conditions, the NEO received a stock unit payout equal to $822,425 in fair value based on the Company’s closing stock price on June 30, 2021.

d)
Amount reflects the fair value of all stock awards granted during fiscal 2021, which include a performance stock unit grant and a non-recurring service-based restricted stock award. As the performance awards are subject to performance conditions, the amount reported in the table above is equal to the value at the grant date based upon the probable outcome of such conditions as of the grant date. No payout has been earned in respect to the grant and the final performance measurement date is June 30, 2023. Assuming the maximum performance level was probable on the grant date, the grant date fair value for the performance awards would have been $156,250. The service-based restricted stock award vests ratably over two years and had a grant date fair value of  $57,480.

e)
Amount reflects the fair value of the fiscal 2020 annual performance stock unit grant. No payout has been earned in respect to the grant and the final performance measurement date is June 30, 2022. Assuming the maximum performance level was probable on the grant date, the grant date fair value would have been $156,248.

f)
The final performance measurement date for awards granted in fiscal 2019 was June 30, 2021. Based on the achievement of certain performance conditions, the NEO received a stock unit payout equal to $85,063 in fair value based on the Company’s closing stock price on June 30, 2021.

g)
Amount reflects the fair value of all stock awards granted during fiscal 2021, which include a performance stock unit grant and a non-recurring service-based restricted stock award. As the performance awards are subject to performance conditions, the amount reported in the table above is equal to the value at the grant date based upon the probable outcome of such conditions as of the grant date. No payout has been earned in respect to the grant and the final performance measurement date is June 30, 2023. Assuming the maximum performance level was probable on the grant date, the grant date fair value for the performance awards would have been $93,760. The service-based restricted stock award vests ratably over two years and had a grant date fair value of  $28,740.

h)
Amount reflects the fair value of all stock awards granted during fiscal 2021, which include a performance stock unit grant and a non-recurring service-based restricted stock award. As the performance awards are subject to performance conditions, the amount reported in the table above is equal to the value at the grant date based upon the probable outcome of such conditions as of the grant date. No payout has been earned in respect to the grant and the final performance measurement date is June 30, 2023. Assuming the maximum performance level was probable on the grant date, the grant date fair value for the performance awards would have been $65,623. The service-based restricted stock award vests ratably over two years and had a grant date fair value of  $19,160.

i)
Amount reflects the fair value of the fiscal 2020 annual performance stock unit grant. No payout has been earned in respect to the grant and the final performance measurement date is June 30, 2021. Assuming the maximum performance level was probable on the grant date, the grant date fair value would have been $74,377.

j)
The final performance measurement date for awards granted in fiscal 2019 was June 30, 2021. Based on the achievement of certain performance conditions, the NEO received a stock unit payout equal to $61,934 in fair value based on the Company’s closing stock price on June 30, 2021.

k)
Amounts reflects the fair value of 1,000 non-performance based restricted stock units granted to Mr. Koster during fiscal 2020. These restricted stock units vest ratably over four years, whereby 25% of the total number of shares issuable under the grant vest each year on the anniversary of the grant date, commencing on March 11, 2021.

(4)
The Non-Equity Incentive Plan Compensation amount shows actual payouts paid under the annual incentive plan for fiscal 2021 further described in the Annual Incentive Compensation section of the CD&A.

(5)
There was no change in the value of Mr. Kathwari’s retirement contract during 2019, 2020 or 2021 and no above-market interest has been earned on any non-qualified deferred compensation.

(6)
Amounts shown represent contributions by the Company pursuant to the Ethan Allen Retirement Savings Plan for each NEO other than Mr. Kathwari. The amount for Mr. Kathwari during fiscal 2021 includes costs incurred by the Company for: (i) contributions by the Company pursuant to the Ethan Allen Retirement Savings Plan of  $2,651; (ii) life insurance premiums of  $46,739; and (iii) use of a Company car $72,083.

(7)
Mr. Hutton joined the Company as its Chief Marketing Officer on January 1, 2020. Prior to his hire, Mr. Hutton was working as the Company’s third-party consultant, in the capacity as the Chief Marketing Officer and as such, was paid consulting fees from October 1, 2019 through December 31, 2019. This period provided the Company an opportunity to work closely with Mr. Hutton as well as enable him to learn more about the business operations. Total consulting fees received by Mr. Hutton during this period were $90,000 and are reported within the Salary column during fiscal 2020.

(8)
In March 2021, the Company entered into a separation of employment and general release agreement with Mr. Thorn, whereby he received a lump sum separation payment of  $300,000. No modifications were made to Mr. Thorn’s equity in connection with his departure. The amount reported within the salary column for Mr. Thorn of  $265,765 represented the pro-rated amount of base salary paid to him during fiscal 2021 while an employee of the Company. Mr. Thorn did not participate in the non-equity or equity incentive compensation plans during fiscal 2021.

Grants of Plan-Based Awards
The following table provides information on all plan-based awards granted during fiscal 2021 to each NEO. There can be no assurance that the grant date fair value of the equity awards, as listed in this table, will ever be realized. The grant date fair value of the equity awards is included in the “Stock Awards” column of the Summary Compensation Table.
Name	Grant Date	Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All Other Stock Awards Number of Stock Units (3)	Grant Date Fair Value of Stock and Option Awards (4)
		Threshhold ($)	Target ($)	Maximum ($)	Threshhold (#)	Target (#)	Maximum (#)
M. Farooq Kathwari	7/1/2020	$375,000	$750,000	$1,700,000	—	—	—	—	—
M. Farooq Kathwari	8/12/2020	—	—	—	32,500	65,000	81,250	25,000	$809,290
Corey Whitely	7/1/2020	$62,500	$125,000	$166,250	—	—	—	—	—
Corey Whitely	8/12/2020	—	—	—	7,146	14,292	17,865	6,000	$182,480
Rodney A. Hutton	7/1/2020	$37,500	$75,000	$99,750	—	—	—	—	—
Rodney A. Hutton	8/12/2020	—	—	—	4,288	8,576	10,720	4,000	$113,327
Daniel M. Grow	7/1/2020	$26,250	$52,500	$69,825	—	—	—	—	—
Daniel M. Grow	8/12/2020	—	—	—	3,001	6,002	7,503	3,000	$81,234
Eric D. Koster (5)	—	—	—	—	—	—	—	—	—
Clifford Thorn (5)	—	—	—	—	—	—	—	—	—

(1)
Awards represent potential payments under the fiscal 2021 annual incentive program. Payments are based on specified target levels of Consolidated Net Sales and Adjusted Operating Income, as described in the CD&A. NEOs must be employed on the date the payments are made (typically in August of each year with respect to the preceding fiscal year) to be eligible.

(2)
Awards represent potential payments under performance-based stock units granted under the Company’s Stock Incentive Plan during fiscal 2021. See the CD&A for a more detailed description of the performance measures associated with these awards.

(3)
In addition to the performance-based stock units granted in fiscal 2021 under non-equity incentive plan awards, the Compensation Committee awarded a service-based restricted stock grant to Messrs. Kathwari, Whitely, Hutton and Grow. These restricted stock units vest ratably over two years, whereby 50% of the total number of shares issuable under the grant vest each year on the anniversary of the grant date, commencing on August 12, 2020. Grant date fair value for these restricted stock units were determined in accordance with Accounting Standards Codification Topic 718.

(4)
Grant date fair values for performance-based stock units granted during fiscal 2020 were determined in accordance with Accounting Standards Codification Topic 718. As these awards are subject to performance conditions, the amount reported in this column is equal to the value at the grant date based upon the probable outcome of such conditions as of the grant date. Refer to note 17 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for valuation assumptions with respect to these awards granted.

(5)
Messrs. Koster and Thorn did not participate in the non-equity incentive compensation plan or in the long-term incentive compensation plan for fiscal 2021 and as such, did not receive any non-equity or equity incentive plan awards during fiscal 2021.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding the number of shares and the value of equity awards held by the NEOs at June 30, 2021.
		Option Awards					Stock Awards
Name	Notes	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentives Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
M. Farooq Kathwari	(1)	7/25/2018	—	—	—	—	29,798	$822,425	51,452	$1,420,075
	(2)	8/5/2019	—	—	—	—	—	—	32,500	$897,000
	(3)	8/12/2020	—	—	—	—	—	—	81,250	$2,242,500
	(4)	8/12/2020	—	—	—	—	25,000	$690,000	—	—
	(5)	1997-2002	—	—	—	—	126,000	$3,477,600	—	—
Corey Whitely	(1)	7/25/2018	—	—	—	—	3,082	$85,063	5,320	$146,832
	(2)	8/5/2019	—	—	—	—	—	—	4,920	$135,792
	(3)	8/12/2020	—	—	—	—	—	—	17,865	$493,074
	(4)	8/12/2020	—	—	—	—	6,000	$165,600	—	—
Rodney A. Hutton	(3)	8/12/2020	—	—	—	—	—	—	10,720	$295,872
	(4)	8/12/2020	—	—	—	—	4,000	$110,400	—	—
Daniel M. Grow	(1)	7/25/2018	—	—	—	—	2,244	$61,934	3,873	$106,895
	(2)	8/5/2019	—	—	—	—	—	—	2,342	$64,639
	(3)	8/12/2020	—	—	—	—	—	—	7,503	$207,083
	(4)	8/12/2020	—	—	—	—	3,000	$82,800	—	—
		2/8/2013	1,500	—	$28.67	2/8/2023	—	—	—	—
		1/31/2014	5,000	—	$25.24	1/31/2024	—	—	—	—
		6/15/2015	2,001	—	$26.19	6/15/2025	—	—
Eric D. Koster		3/11/2020	—	—	—	—	750	$20,700	—	—
		1/31/2014	5,000	—	$25.24	1/31/2024	—	—	—	—
		6/15/2015	1,667	—	$26.19	6/15/2025	—	—	—	—
Clifford Thorn	(6)	—	—	—	—	—	—	—	—	—

(1)
The vesting of performance stock units granted on July 25, 2018 were awarded and transferred on August 26, 2021, after the determination of the shares awarded was finalized by the Compensation Committee of the Board of Directors. The remaining portion, as reported in the last column in the table above, are unearned units which did not meet the three-year performance objective ended June 30, 2021. The market or payout value was calculated at the closing market price at June 30, 2021 of  $27.60.

(2)
The vesting of performance stock units granted on August 5, 2019 depends upon attainment of performance metrics over a three-year measurement period. The number of Unearned Shares included in the table above is based on the actual performance results for the truncated performance period ended June 30, 2021 and assumes payout at the next highest performance level, which is the threshold level (50% of target), and the market or payout value was calculated at the closing market price at June 30, 2021 of  $27.60.

(3)
The vesting of performance stock units granted on August 12, 2020 depends upon attainment of performance metrics over a three-year measurement period. The number of Unearned Shares included in the table above is based on the actual performance results for the truncated performance period ended June 30,

2021 and assumes payout at the next highest performance level, which is the maximum level (125% of target), and the market or payout value was calculated at the closing market price at June 30, 2021 of  $27.60.
(4)
Service-based restricted stock units granted on August 12, 2020. These restricted stock units vest ratably over two years, whereby 50% of the total number of shares issuable under the grant vest each year on the anniversary of the grant date, commencing on August 12, 2021.

(5)
Mr. Kathwari was granted 126,000 shares of stock units between 1997 and 2002, for which payment has been deferred until termination of his employment for any reason.

(6)
Mr. Thorn terminated employment on March 19, 2021, thus had no outstanding equity awards as of June 30, 2021.

Option Exercises and Stock Vested
The following table sets forth information regarding the number and value of stock options exercised and stock awards vested for each NEO during fiscal 2021.
	Option Awards		Stock Awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
M. Farooq Kathwari (1)	120,000	$380,400	—	$—
Corey Whitely	15,333	$78,729	—	$—
Rodney A. Hutton	—	$—	—	$—
Daniel M. Grow	2,500	$30,015	—	$—
Eric D. Koster	—	$—	250	$6,993
Clifford Thorn	10,333	$51,168	250	$6,993

(1)
SEC rules require the Company to show the value realized upon vesting of awards as if the underlying shares were sold on the vesting date. Mr. Kathwari did not subsequently sell the shares issued to him upon the exercise of the 120,000 options in fiscal 2021, and in alignment with stockholders’ interests, he continues to be at risk for subsequent changes in the value of these shares.

Nonqualified Deferred Compensation
The Company maintains the following three nonqualified deferred compensation plans for Mr. Kathwari:
Dividend Book account.   Holds dividends and accrued interest payable from a restricted stock book account established pursuant to his previous employment agreements. As of each dividend record date for the Common Stock occurring on or after the date of any grant made pursuant to his previous employment agreements, of shares of restricted stock, but prior to the date such shares became vested or forfeited, an account established by the Company for the benefit of Mr. Kathwari was credited with an amount equal to the dividends which would have otherwise been paid with respect to the shares. Amounts credited to the account are credited with interest at the rate of 5% per year until distribution. Mr. Kathwari is fully vested in all amounts credited to the account, which will be distributed to him in cash as soon as practicable after the termination of his employment.
Retirement Contract account.   Entitles Mr. Kathwari to a maximum payment of $225,000 under an agreement dated September 26, 1983. Such payment has been deferred until the month in which his employment with the Company terminates and shall be paid in 120 monthly installments. In the event Mr. Kathwari shall die before receiving all retirement payments Mr. Kathwari’s widow shall be entitled to reduced retirement payments equal to one-half of the retirement payment amount until the earlier to occur of (a) her death or (b) the cumulative payment of 120 monthly payments to Mr. Kathwari and/or his widow.
Stock Unit account.   Holds 126,000 stock units issued in connection with Mr. Kathwari’s 1997 employment agreement and for which payment has been deferred until termination of employment. Dividends are paid in cash to Mr. Kathwari on these stock units.

Name	Employee Contributions In FY 2021	Registrant Contributions In FY 2021 (1)	Aggregate Earnings In FY 2021 (1)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 6/30/2021 (FYE) (3)
M. Farooq Kathwari
Dividend Book account	$—	$—	$35,564	$—	$723,906
Retirement Contract	$—	$—	$—	$—	$225,000
Stock Units	$—	$—	$215,460	$(215,460)	$3,477,600

(1)
None of the registrant contributions and aggregate earnings during fiscal 2021 are included in the Summary Compensation Table.

(2)
The dividend book account earned 5% interest during fiscal 2021. The Stock Unit account paid quarterly cash dividends on the stock units held in the account.

(3)
The “Aggregate Balance” with respect to the Retirement Contract is the total of payments due upon Mr. Kathwari’s separation from service. The deferred account balances are distributed in full upon separation of employment, except for retirement contract payments, which would be paid over 120 months.

Potential Payments upon Termination or Change in Control
As of the end of fiscal year 2021 we maintained a change in control provision with the CEO as set forth in the 2015 Employment Agreement. We also have change in control provisions with all our NEOs as set forth in the Change in Control Severance Plan and in restricted stock and stock option agreements.
The Company’s plans generally provide that a change in control may occur upon (i) any liquidation or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, or (ii) any merger, or (iii) any person becoming a beneficial owner of more than 50% of the then outstanding voting stock of the Company or Ethan Allen Global, Inc.; or (iv) the Company’s incumbent directors cease to constitute at least a majority of the Board of the Company, except in connection with the election or nomination of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company.
For any benefits to be earned, a change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a “double trigger”). The plan does not provide tax gross ups. Payments and benefits to the executive will be reduced to the extent necessary to result in the executive’s retaining a larger after-tax amount, considering the income, excise and other taxes imposed on the payments and benefits. The plans or agreements include non-solicitation, non-disparagement and confidentiality provisions and waivers of customary claims. Potential payments under the plans and agreements are reflected in the table that follows under Potential Payments upon Termination or Change in Control. The treatment of benefits under each plan or agreement on termination or change in control is detailed in the footnotes to the table.
A termination of employment is a requirement for the acceleration of stock option grants and restricted stock awards upon a change in control. Under the Stock Incentive Plan, the Compensation Committee, may, in its discretion, notwithstanding the grant or award agreement, upon termination without cause, fully vest any and all restricted or performance restricted stock or stock unit awards or stock option grants. Mr. Kathwari’s restricted stock awards are governed by his employment agreement and no assumption is made regarding Compensation Committee action fully vesting those awards. The amounts shown below assume the Compensation Committee fully vested any and all time-based restricted or performance restricted stock or stock unit awards and stock option grants under the Stock Incentive Plan. If Mr. Kathwari’s employment is terminated for any reason, including death, disability or change in control, the value of nonqualified deferred compensation plan accounts would be become immediately payable in accordance with the term of those agreements. See “Nonqualified Deferred Compensation” table for more information on those plans.
For purposes of better understanding the foregoing, certain terms are summarized below:
•
Generally, a “change in control” means (i) any liquidation or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, or (ii) any merger, or (iii) any person becoming a beneficial owner of more than 50% of the then-outstanding voting stock of the Company or Ethan Allen Global, Inc.; or (iv) the Company’s incumbent directors cease to constitute at least a majority of the Board of the Company, except in connection with the election or nomination of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company.

•
Generally with respect to Mr. Kathwari, “Good Reason” means and shall be deemed to exist if, without Mr. Kathwari’s consent: (a) he is assigned any duties or responsibilities materially inconsistent with his titles or positions; (b) his duties, responsibilities or effective authority is reduced; (c) he is not appointed to, or is removed from, his offices or positions (including as a director and Chairman of the Board and of Ethan Allen Global, Inc.; (d) the Company breaches any material term or provision of the 2015 Employment Agreement or fails to have the agreement assumed by a successor; (e) his compensation is decreased; (f) his office location is changed more than 50 miles from its location in Danbury, Connecticut; (g) the Company attempts to terminate his employment for cause when cause does not exist; or (h) a change in control occurs (under certain conditions).
•
Generally, “cause” means (a) the conviction of a felony or (b) gross neglect or gross misconduct resulting, in either case, in material economic harm to the Company, a subsidiary and/or affiliate in carrying out his duties that remains uncured.

The amount of compensation which would have been payable to the NEOs upon termination of employment, assuming a June 30, 2021 termination date, and for purposes of the last column, a change in control as of the same date, is listed in the following table.
	Termination With Cause	Voluntary Termination/ Retirement	Termination Without Cause	Death or Disability	Change in Control (12)
M. Farooq Kathwari
Salary (1)	$—	$—	$2,300,000	$1,150,000	$2,300,000
Bonus (2)	—	—	2,000,000	2,000,000	2,000,000
Life and disability payments (3)	—	—	93,478	46,739	46,739
Restricted stock units (4)	—	—	—	—	690,000
Performance stock units (5)	—	3,782,525	3,782,525	3,782,525	4,410,425
Health and welfare payments (6)	—	36,566	36,566	—	36,566
Corey Whitely
Salary (7)	$—	$—	$—	$—	$500,000
Bonus (8)	—	—	—	—	72,299
Stock options (9)	—	—	—	—	—
Restricted stock units (4)	—	—	—	—	165,600
Performance stock units (10)(11)	—	—	—	685,064	751,106
Rodney A. Hutton
Salary (7)	$—	$—	$—	$—	$375,000
Bonus (8)	—	—	—	—	49,875
Stock options (9)	—	—	—	—	—
Restricted stock units (4)	—	—	—	—	110,400
Performance stock units (10)(11)	—	—	—	285,108	236,698
Daniel M. Grow
Salary (7)	$—	$—	$—	$—	$350,000
Bonus (8)	—	—	—	—	18,957
Stock options (9)	—	—	—	—	—
Restricted stock units (4)	—	—	—	—	82,800
Performance stock units (10)(11)	—	—	—	320,902	430,019
Eric D. Koster
Salary (7)	$—	$—	$—	$—	$320,000
Bonus (8)	—	—	—	—	25,000
Stock options (9)	—	—	—	—	—
Restricted stock units (4)	—	—	—	—	20,700
Performance stock units (10)(11)	—	—	—	—	—

(1)
Under the 2015 Employment Agreement, if Mr. Kathwari’s employment is terminated other than for cause, voluntary termination, or retirement, he is entitled to salary continuation for a period of 24 months from and after the date of termination, or in the event of death or disability, a period of 12 months. The amount disclosed is the total undiscounted amount of future salary payments.

(2)
Under the 2015 Employment Agreement, if Mr. Kathwari’s employment is terminated other than for cause, voluntary termination, or retirement, he would receive a prorated bonus entitlement from the beginning of the fiscal year through the termination date. If Mr. Kathwari’s employment is terminated by the Company without cause or by Mr. Kathwari for good reason (as defined in the 2015 Employment Agreement), he would be entitled to a lump sum payment, within 75 days following termination of employment, equal to the lesser of  (i) the sum of his two (2) largest annual bonuses or (ii) $2.0 million.

(3)
Under the 2015 Employment Agreement, if Mr. Kathwari’s employment is terminated without cause, the Company would continue to pay life and disability insurance payments for 24 months from and after the date of termination, or in the event of disability, or change in control, for 12 months. The amount disclosed is the total undiscounted amount of future life and disability insurance payments.

(4)
Amounts calculated by multiplying the number of unvested restricted stock outstanding by the closing market price of  $27.60 as of June 30, 2021. This value reflects what would have been recognized upon immediate vesting upon termination without cause or for good reason, death, or disability, or due to a change in control. For additional information on all outstanding restricted stock awards, including those that are unvested as of June 30, 2021, see the “Outstanding Equity Awards at Fiscal Year-End” table.
(5)
If Mr. Kathwari is terminated due to retirement, death, disability, or without cause, all performance shares would remain outstanding and be subject to vesting and earning in accordance with the 2015 Employment Agreement. If Mr. Kathwari’s employment is terminated due to the event of a change in control, all performance stock unit grants outstanding on the date of termination shall fully vest at the target level. The closing market price on June 30, 2021 of $27.60 was used to value the shares.

(6)
If Mr. Kathwari’s employment is terminated due to retirement, without cause, or change in control, he is entitled to health and welfare benefits for a period of 24 months following the termination of his employment. The Company’s estimated cost for medical and dental insurance was used to value the benefit.

(7)
The Change in Control Severance Plan for officers of the Company other than Mr. Kathwari provides for a lump sum payment equivalent to 12 months’ salary in the event of a change in control.

(8)
The Change in Control Severance Plan for officers of the Company other than Mr. Kathwari provides for a lump sum payment equivalent to the average bonus earned during the past three fiscal years in the event of a change in control.

(9)
Amounts calculated by multiplying the number of unvested outstanding stock options by the excess of the exercise price of the option over the closing market price of  $27.60 as of June 30, 2021. This value reflects what would have been recognized upon immediate vesting upon termination without cause or for good reason, death, or disability, or due to a change in control. For additional information on all outstanding stock option awards, including those that are fully vested and unexercised as of June 30, 2021, see the “Outstanding Equity Awards at Fiscal Year-End” table.

(10)
If the NEO’s employment is terminated due to death or disability, all performance stock unit grants outstanding on the date of termination shall remain outstanding and be subject to vesting and earning in accordance with the applicable performance stock unit agreement. The closing market price at June 30, 2021 of  $27.60 was used to value the shares.

(11)
If the NEO’s employment is terminated due to change in control, all performance stock unit grants outstanding on the date of termination shall fully vest at the target level as of the date of termination. The closing market price at June 30, 2021 of  $27.60 was used to value the shares.

(12)
Amounts reflect termination by Company without cause, or resignation by executive with good reason, in connection with a Change in Control.

PAY RATIO DISCLOSURE
Pursuant to the requirements of the Dodd-Frank Act, we are required to disclose the ratio of our Chief Executive Officer’s compensation to that of our median employee.
For fiscal 2021:
•
The annual total compensation of our Chief Executive Officer was $3,780,814; and

•
The estimated median of the annual total compensation of all employees of our Company, other than our Chief Executive Officer, was $31,253.

Based on this information, for 2021 the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual compensation of all employees, excluding our Chief Executive Officer, was 121 to 1.
Since June 20, 2020, the date as of which we last identified our median employee, our Company experienced changes in our employee population, and more specifically, significant headcount growth. Accordingly, we recalculated the median employee for fiscal 2021, pursuant to SEC executive compensation disclosure rules. The SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee population and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio that we have reported. To identify, and to determine the annual total compensation of, the median employee, we used the following methodology and assumptions:
•
We used total compensation, which includes base pay, bonus, commission, overtime, 401(k) company match, profit sharing, equity awards, and other compensation, as applicable, for all of our U.S. employees, excluding our CEO, and all of our employees located in Canada, Mexico and Honduras who were employed by us as of June 19, 2021, as our consistently applied compensation measure (“CACM”).

•
We annualized compensation for newly hired employees who were hired between June 20, 2020 and June 19, 2021. However, we did not annualize compensation for employees who were rehired or furloughed during such period and did not make full-time equivalent adjustments for any part-time employees.

•
We applied the U.S. dollar exchange rate as of June 19, 2021 to the compensation elements paid in Canadian, Mexican, and Honduran currency.

•
We did not utilize the de minimis exception for employees in other countries, statistical sampling or other similar methods, or any cost-of-living adjustment in calculating the pay ratio.

Applying the CACM, we identified one employee as the median employee. After identifying the median employee, we calculated annual total compensation for the median employee using the same methodology we used for determining total compensation for our NEOs as disclosed earlier in the Summary Compensation Table.

PROPOSAL 3:   RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee selects and hires our independent registered public accounting firm and has reappointed KPMG LLP, (“KPMG”), as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2022. In executing its responsibilities, the Audit Committee reviews the qualifications, performance, and independence of its registered public accounting firm annually. In conducting its review, the Audit Committee considered, among other things: information relating to audit effectiveness; the depth and expertise of the audit team, including their demonstrated understanding of the Company’s businesses, significant accounting practices, and system of internal control over financial reporting; the quality and candor of KPMG’s communications with the Audit Committee and management; the accessibility, responsiveness, technical competence, and professionalism of the lead audit partner and other members of the audit team assigned to our account; KPMG’s tenure, institutional knowledge and deep expertise as our independent auditor; the impact to the Company of changing auditors; the appropriateness of KPMG’s fees; and KPMG’s ability to employ professional skepticism, objectivity, integrity, and trustworthiness. The Audit Committee also received from KPMG a formal written statement describing all relationships between the firm and the Company that might bear on the firm’s independence, consistent with the applicable requirements of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee discussed with KPMG any relationships that may impact the firm’s objectivity and independence and satisfied itself as to the firm’s independence.
KPMG has been retained as the Company’s independent registered public accounting firm continuously since 1989. In accordance with SEC rules and KPMG policies, the firm’s lead engagement partner rotates every five years. In assessing independence, the Audit Committee reviews the fees paid, including those related to non-audit services. The Audit Committee conducted a comprehensive process to evaluate the professional qualifications of KPMG and the primary engagement team that would serve the Company, the quality of the firm’s audit process, and the Company’s ability to achieve a long-term competitive fee structure. As a result of its evaluation of KPMG’s qualifications, performance and independence, the Audit Committee and the Board believe that the continued retention of KPMG to serve as the Company’s independent registered public accounting firm for the year ending June 30, 2022 is in the best interests of the Company and its stockholders. Representatives of KPMG will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions. We are asking you to ratify the Audit Committee’s appointment of KPMG as our independent registered public accounting firm.
Although ratification is not required by our By-Laws, the Board is submitting the appointment of KPMG to you for ratification as a matter of good corporate practice, upon the selection and recommendation of the Audit Committee. If the Audit Committee’s appointment is not ratified, the Audit Committee will reconsider the appointment, if appropriate. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our stockholders.
Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the ratification of the selection of KPMG as our independent registered public accounting firm for the year ending June 30, 2022. The affirmative vote of the holders of the majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022.
We expect that representatives of KPMG will attend the Annual Meeting. They will have an opportunity to make a statement, if they wish, and will be available to respond to appropriate questions from stockholders who attend the Annual Meeting.
The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022.

Audit Fees
The following table represents professional fees paid to KPMG for services rendered for the following categories of service.
	2021	2020
Audit fees (1)	$1,050,000	$1,172,792
Audit-related fees (2)	—	43,028
Tax fees (3)	32,000	6,583
Total fees	$1,082,000	$1,222,403

(1)
Represents the aggregate fees for professional services rendered for the integrated audit of the Company’s consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports on Form 10-Q and for statutory audits.

(2)
Represents the aggregate fees for assurance and related services other than those included in audit fees above. In fiscal year 2020, these services were for accounting consultations related to the adoption of the new lease accounting standard (Accounting Standards Update 2016-02, Leases).

(3)
Represents the aggregate fees incurred in connection with tax compliance, tax advice and tax planning services.

The Audit Committee has determined that the provision of non-audit services by KPMG is compatible with maintaining KPMG’s independence under SEC and PCAOB rules.
Audit and Non-Audit Engagement Pre-Approval Policy
The Audit Committee has established a policy whereby all audit and non-audit engagements proposed to be performed by the independent registered public accounting firm must be specifically approved in advance by the Chairperson of the Audit Committee or, in the Chair’s discretion or in the case that any such engagement is more than $10,000, by the full Audit Committee. All of the services provided by KPMG were pre-approved by the Audit Committee in accordance with this policy.
AUDIT COMMITTEE REPORT
The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, the system of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company’s financial statements. However, management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm, KPMG, has the primary responsibility to independently audit the Company’s financial statements and its internal controls in accordance with the auditing standards of the PCAOB. The duties of the Audit Committee include, but are not limited to:
•
appointing, replacing, compensating, overseeing, and reviewing the performance of the Company’s independent registered public accounting firm;

•
assessing the scope and structure of the Company’s internal audit function;

•
reviewing the scope of audits to be conducted by the independent registered public accounting firm, as well as the results thereof;

•
pre-approving audit and permitted non-audit- services provided to the Company by the independent registered public accounting firm; and

•
reviewing with management and the independent registered public accounting firm the Company’s quarterly financial filings prior to the filing of its Quarterly Reports on Form 10-Q and the annual audited financial statements prior to the filing of its Annual Report on Form 10-K.

In accordance with SEC regulations, the Audit Committee has approved an Audit Committee charter describing the responsibilities of the Audit Committee. The Board has concluded that each member of the Audit Committee is independent within the meaning of the SEC and NYSE rules and regulations, including the additional independence requirements applicable to audit committee members. The Board has determined that all Audit Committee members, as required by the SEC and NYSE rules and regulations, are financially literate with accounting or related finance management expertise. The Board has determined that each of the current members of the Audit Committee qualifies as an “audit committee financial expert” as defined under Item 407(d)(5)(ii) of Regulation S-K.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed, with management and KPMG, the audited financial statements contained within the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures contained in those financial statements. In addition, the Audit Committee reviewed with management and KPMG, the Company’s independent registered public accounting firm, the results of management’s assessment of the effectiveness of the Company’s system of internal control over financial reporting as of June 30, 2021 and KPMG’s audit of internal control over financial reporting as of June 30, 2021.
The Audit Committee also reviewed with KPMG such other matters as are required to be discussed under applicable auditing standards of the PCAOB. The Audit Committee has received and reviewed with KPMG the written disclosures and letter regarding their independence required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with KPMG its independence from management and the Company and considered whether the non-audit services provided by KPMG to the Company are compatible with maintaining KPMG’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee approved the audited financial statements for the year ended June 30, 2021 be included in the Company’s Annual Report on Form 10-K for the fiscal year then ended. The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022 and has asked the stockholders to ratify the selection.
DOMENICK J. ESPOSITO (CHAIR)
JAMES B. CARLSON
MARY GARRETT
DR. JAMES W. SCHMOTTER
The Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

INSTRUCTIONS FOR VIRTUAL MEETING PARTICIPATION
For the health and safety of our officers, directors and stockholders, our Annual Meeting will be conducted as a virtual-only meeting.
To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/ETH2021 and enter the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the Annual Meeting. You may log into the Annual Meeting platform beginning at 9:45 A.M. Eastern Time on November 30, 2021. The Annual Meeting will begin promptly at 10:00 A.M. Eastern Time on November 30, 2021.
The virtual meeting platform is fully supported across browsers and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
If you wish to submit a question, you may do so during the Annual Meeting at www.virtualshareholdermeeting.com/ETH2021. Questions pertinent to Annual Meeting matters will be recognized and answered during the Annual Meeting, subject to time constraints. Questions will be read at the Annual Meeting by one of the Company’s representatives. Questions and answers may be grouped by topic and substantially similar questions may be answered once. To promote fairness and efficient use of resources, only one question may be asked per stockholder. Questions will be limited to topics relevant to Company’s business. For example, personal matters are not appropriate topics. In addition, statements of advocacy that are not questions or do not relate to the Company’s business will not be addressed. Further detailed guidelines regarding submitting written questions during the Annual Meeting will be made available at www.virtualshareholdermeeting.com/ETH2021. Appropriate questions pertinent to Annual Meeting matters that cannot be answered during the meeting due to time constraints will be posted and answered online at https://ir.ethanallen.com and be available as soon as practicable after the Annual Meeting.
If you encounter any technical difficulties accessing the virtual meeting platform during the check-in process or during the Annual Meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.
QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING AND VOTING
Q:	What is the purpose of Annual Meeting?
A:
This Proxy Statement and the accompanying proxy or voting instruction card is furnished in connection with the solicitation by the Board, of proxies for use at the Annual Meeting to be held on Tuesday, November 30, 2021 at 10:00 A.M. Eastern Time, or any adjournment thereof. The Notice, this Proxy Statement and our 2021 Annual Report are first being made available to stockholders on October 20, 2021.
We will hold the Annual Meeting to enable stockholders to vote on the following matters:
Proposal 1.
to elect six director nominees identified in this Proxy Statement to serve until the 2022 Annual Meeting of Stockholders;

Proposal 2.
to approve, by a non-binding advisory vote, Named Executive Officer compensation as further described in this Proxy Statement;

Proposal 3.
to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2022 fiscal year; and

to transact such other business as may properly come before the Annual Meeting.
Stockholders will be asked to vote for nominees for all director seats on the Board as of the Annual Meeting. The term of office for directors elected at the Annual Meeting will continue until the 2022 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until their earlier removal, resignation, or death. The nominees for election are: M. Farooq Kathwari, Dr. John Clark, John J. Dooner, Jr., Cynthia Ekberg Tsai, David M. Sable and Tara I. Stacom.

Q:	How can I attend the Annual Meeting?
A:
The Annual Meeting will be conducted as a virtual-only meeting via the Internet. Only stockholders and certain other permitted attendees may attend the live webcast of our Annual Meeting. Stockholders may attend the virtual meeting and electronically submit questions during the meeting by visiting www.virtualshareholdermeeting.com/ETH2021. Stockholders will need the 16-digit control number included in the Notice, on the proxy card, or in the instructions that accompanied the proxy materials to enter the Annual Meeting. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the Annual Meeting. You may log into the virtual meeting platform beginning at 9:45 A.M. Eastern Time on November 30, 2021. The Annual Meeting will begin promptly at 10:00 A.M. Eastern Time on November 30, 2021. If you encounter any technical difficulties accessing the virtual meeting platform during the check-in process or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting site.

Q:	What is a proxy?
A:
A proxy is a document by which you authorize someone else to vote for you at a stockholder meeting in the way that you want to vote. That document is called a “proxy” or, if your shares are held in “street name” (i.e., through a bank, broker, or other nominee) and you give instructions to the record holder of your shares, is called a “voting instruction card.” You also may choose to abstain from voting.
If your shares are held in street name, to be admitted to the Annual Meeting, you may be required to obtain a legal proxy reflecting the number of shares of our Common Stock, par value $0.01 per share (“Common Stock”) you held as of the Record Date, and you must follow the instructions you receive from your broker, bank, or nominee for further instructions as well as those you receive via email after your successful registration.

Q:	How are proxies being solicited and who pays the related expenses?
A:
Proxies are being solicited principally by mail, by telephone and through the Internet. In addition to sending you these materials, some of our directors and officers, as well as management employees, may contact you by telephone, mail, email or in person. You may also be solicited by means of news releases issued by the Company, postings on our website, www.ethanallen.com and print advertisements. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Georgeson LLC (“Georgeson”) located at 1290 Avenue of the Americas, New York, New York 10104, a professional proxy solicitation firm, to provide customary solicitation services for a fee of approximately $8,000 plus out of pocket expenses. We will pay the expenses in connection with our solicitation of proxies.

Q:	Who is entitled to vote?
A:
Only record holders of shares of our Common Stock at the close of business on the Record Date for the Annual Meeting are entitled to vote at the Annual Meeting. The Board has fixed the close of business on October 11, 2021 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had 25,260,036 shares of Common Stock outstanding. The holders of Common Stock as of the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock is entitled to one vote for each director nominee and one vote for each other matter to be voted on.

Q:	What is the difference between being a “record holder” and holding shares in “street name”?
A:	A record holder holds shares in their or its name. Shares held in street name are shares that are held in the name of a bank, broker, or other nominee on behalf of the person or entity.
Q:	How can I access the proxy materials on the Internet?
A:
In accordance with the rules of the SEC, we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. We instead sent stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials via the Internet and voting via the Internet or by telephone. The Notice was mailed on October 20, 2021. The Notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.
The Notice provides you with instructions regarding how to:
•
view the proxy materials for the Annual Meeting on the Internet and execute a proxy; and

•
instruct us to send future proxy materials to you in printed form or electronically by e-mail.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Q:	How do I receive a copy of the Annual Report?
A:
The 2021 Annual Report is being mailed with this Proxy Statement to those stockholders that received a copy of the proxy materials in the mail. For those stockholders that received the Notice, this Proxy Statement and our 2021 Annual Report are available at our website at https://ir.ethanallen.com. Additionally, and in accordance with SEC rules, you may access our proxy statement at www.proxyvote.com. Upon written request by any stockholder to the Office of the Corporate Secretary, Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, Connecticut 06811-5286, we will furnish, without charge, a copy of the 2021 Annual Report, including the financial statements and the related footnotes. The Company’s copying costs will be charged if exhibits to the 2021 Annual Report on Form 10-K are requested. You can also obtain copies of our Form 10-K and any other reports we file with the SEC through the SEC’s website at www.sec.gov or on our website at https://ir.ethanallen.com.

Q:	How do I vote?
A:
If you are a stockholder, you can vote your shares in any of the following ways:
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By Internet—You can submit a proxy over the Internet by logging on to www.proxyvote.com, entering your control number located on the proxy or voting instruction card and submitting a proxy by following the on-screen prompts. If you are a beneficial owner, and if the brokerage firm, bank, or other nominee that holds your shares offers Internet voting, you will receive instructions from the brokerage firm, bank, or other similar organization that you must follow in order to submit your proxy over the Internet.

•
By telephone—You can submit a proxy by telephone by calling the toll-free number 1-800-690-6903, entering your control number located on the proxy or voting instruction card and following the prompts. If you are a beneficial owner and if the brokerage firm, bank, or other similar organization that holds your shares offers telephone voting, you will receive instructions from the brokerage firm, bank, or other similar organization that you must follow in order to submit a proxy by telephone.

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By mail—You can submit a proxy by completing, dating, signing, and returning your proxy in the postage paid envelope provided. You should sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney, or officer of a corporation), please indicate your name and title or capacity. If you are a beneficial owner, you have the right to direct your brokerage firm, bank, or other similar organization on how to vote your shares, and the brokerage firm, bank or other similar organization is required to vote your shares in accordance with your instructions. To provide instructions to your brokerage firm, bank, or other similar organization by mail, please complete, date, sign and return your voting instruction card in the postage paid envelope provided by your brokerage firm, bank, or other similar organization.

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Virtually—You may vote over the Internet during the Annual Meeting at www.virtualshareholdermeeting.com/ETH2021 and using your 16-digit control number (included on the Notice, on your proxy card or in the instructions that accompanied your proxy materials).

Your vote is important. The Board urges you to submit a proxy for your shares as soon as possible by following the instructions provided on the enclosed proxy or voting instruction card you receive from your brokerage firm, bank, or other similar organization. Internet and telephone submission of proxies is available 24 hours a day, and, if you use one of those methods, you do not need to return a proxy or voting instruction card. Unless you are planning to vote virtually at the Annual Meeting, your proxy must be received by 11:59 p.m., Eastern Time, on November 29, 2021. Even if you submit your proxy or voting instructions by one of the methods listed above, you still may vote virtually at the Annual Meeting if you are the record holder of your shares. If you are a beneficial owner, you must obtain a “legal proxy” from the record holder in order to vote your shares at the Annual Meeting. Your vote at the Annual Meeting will constitute a revocation of your earlier proxy or voting instructions.

Q:	What happens if I do not provide instructions on how to vote or if other matters are presented for determination at the Annual Meeting?
A:
If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If your shares are held in your name (i.e., not in street name through a bank, broker, or other nominee) and if you sign your proxy card, but do not specify how you want your shares to be voted, the persons named as proxy holders on the proxy card will vote as the Board recommends.
As of the date of this Proxy Statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the proxy holders will vote as the Board recommends or, if no recommendation is given, in accordance with their best judgment.

Q:	How can I vote my shares of Common Stock that I own through the Ethan Allen Retirement Plan for employees?
A:
If you own your shares through the Ethan Allen Retirement Plan, you can direct the trustee to vote the shares held in your account in accordance with your instructions by returning the voting instruction card for your account or by registering your instructions over the Internet or by telephone as directed on the voting instruction card for your account. If you wish to instruct the trustee on the voting of shares held in your account, you should submit those instructions no later than 7:00 A.M., Eastern Time, on November 28, 2021. The trustee will vote shares for which no voting instructions were received on or before that date as directed by the plan fiduciary.

Q:	Can I change my vote after I have voted?
A:
Prior to the Annual Meeting, a later vote by any means will cancel any earlier vote. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should contact our Corporate Secretary or proxy solicitor at the addresses set forth below and request a new proxy or voting instruction card. The last vote received before the Annual Meeting will be the one counted. You also may change your vote by voting virtually over the internet at the Annual Meeting.

Corporate Secretary Eric D. Koster 25 Lake Avenue Ext. Danbury, CT 06811-5286	Proxy Solicitor Georgeson LLC 1290 Avenue of the Americans, 9th Floor New York, NY 10104
Q:	What does it mean if I get more than one proxy or voting instruction card?
A:
If you get more than one proxy or voting instruction card, it means that your shares are registered in more than one way. Sign and return all proxy or voting instruction cards or vote each group of shares by mail, telephone or over the Internet to ensure that all your shares are voted.

Q:	Who are the proxyholders named by the Board for the Annual Meeting?
A:
Eric D. Koster and Corey Whitely were selected by the Board to serve as proxyholders for the Annual Meeting of stockholders voting on proxy or voting instruction cards. Each properly executed and returned proxy or voting instruction card will be voted by the proxyholders in accordance with the directions indicated thereon or, if no directions are indicated, in accordance with the recommendations of the Board. In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, vote in favor of one or more specific nominee(s), withhold their vote as to all nominees or withhold their vote as to one or more specific nominee(s).

Q:	Will my shares be voted if I do not provide my proxy?
A:
If you hold your shares directly in your own name, your shares will not be voted if you do not vote them or provide a proxy.
If your shares are held in the street name, under the NYSE rules, your broker may vote your shares on “routine” matters even if you do not provide a proxy. The only routine matter to be voted on at the Annual Meeting is the ratification of the appointment of our independent registered public accounting firm for fiscal 2022. If a brokerage firm votes your shares on a routine matter in accordance with these rules, your shares will count as present at the Annual Meeting for purposes of establishing a quorum and will count as “FOR” votes or “AGAINST” votes, as the case may be, depending on how the broker votes. Your broker does not have discretionary authority to vote on “non-routine” matters without instructions from you, in which case a “broker non-vote” will occur and your shares will not be voted on these matters.

Q:	How many shares must be present to hold the Annual Meeting?
A:
In order for the Annual Meeting to be duly convened, one-third of the outstanding shares of Common Stock as of the Record Date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a brokerage firm, bank or similar organization, or its nominee, pursuant to a signed proxy or voting instruction card that are voted on any matter are included in determining the number of shares present. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the Annual Meeting for quorum purposes.

Q:	What vote is needed to elect directors?
A:
At the Annual Meeting, directors will be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a director nominee’s election must exceed 50% of the number of votes cast with respect to the election of that nominee in order for the nominee to be elected. Our By-Laws provide that the Board shall not nominate for election as director any nominee who has not agreed to offer, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (b) acceptance of such offer to resign by the Board. If a nominee fails to receive the required number of votes for reelection, the Board (excluding the director in question) shall, within 90 days after certification of the election results, decide whether to accept such incumbent director’s offer to resign through a process overseen by the Corporate Governance, Nominations and Sustainability Committee (and excluding the director in question from all Board and committee deliberations). The Board, in making its determination, may consider any factor it deems relevant.
If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will not be counted as votes cast and therefore will have NO EFFECT in determining whether the required majority vote has been attained.

Q:	What vote is needed to approve the other proposals?
A:
At the Annual Meeting, the affirmative vote of a majority of the shares present and entitled to vote thereon is required to approve Proposal 2: the approval, by non-binding advisory vote, of executive compensation of the Company’s Named Executive Officers, and Proposal 3: the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2022 fiscal year.
If you do not instruct your broker how to vote with respect to Proposals 2, your broker may not vote with respect to the proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian.
•
Proposal 2—Abstentions will be counted as present for the purposes of a vote on Proposal 2, and therefore will count as a vote AGAINST Proposal 2. Broker non-votes will not be counted as present and will therefore have NO EFFECT on Proposal 2.

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Proposal 3—Abstentions will be counted as present for the purposes of a vote on Proposal 3, and therefore will count as a vote AGAINST Proposal 3. There will be no broker non-votes on Proposal 3, as any uninstructed shares may be voted in the broker’s discretion.

Approval of Proposal 2 regarding compensation of our Named Executive Officers are advisory and will not be binding on the Board or the Company. However, the Board will review the voting results of the proposal and take them into consideration when making future decisions regarding executive compensation.

Q:	How will the votes be tabulated?
A:	The inspectors of election appointed for the Annual Meeting will tabulate the votes cast at the Annual Meeting and will determine whether a quorum is present.
Q:	How do I revoke a proxy?
A:
Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt of a later vote by telephone, Internet, receipt by the Corporate Secretary or inspectors of election of either an instrument revoking the proxy or a duly executed proxy card bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting virtually over the Internet at the Annual Meeting.
If you hold your shares registered in your name, you may revoke your proxy by submitting a revised one at any time before the vote to which the proxy relates. You may also revoke it by submitting a ballot at the Annual Meeting.
If your shares are held in street name, there are special procedures that you must follow to revoke a proxy submitted via the Internet or by telephone or by marking, signing, and returning a vote instruction card.
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Revoking your vote and submitting a new vote before the deadline of 11:59 p.m., Eastern Time, on November 29, 2021. You may revoke your proxy at any time and by any method before the deadline.

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Revoking your vote and submitting a new vote after the deadline of 11:59 p.m., Eastern Time, on November 29, 2021. You must contact your brokerage firm, bank or other similar organization and follow its requirements. We cannot assure you that you will be able to revoke your proxy and vote your shares by any of the methods described above.
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Revoking your vote and submitting a new vote by ballot at the Annual Meeting. You must contact your brokerage firm, bank or other similar organization and follow its requirements. We cannot assure you that you will be able to revoke your proxy or attend and vote at the Annual Meeting.

If you receive more than one proxy or voting instruction card on or about the same time, it generally means you hold shares registered in more than one account. In order to vote all of your shares, please sign and return each proxy or voting instruction card or, if you vote via the Internet or telephone, vote once for each proxy or voting instruction card you receive.

Q:	Where can I find the results of the Annual Meeting?
A:
We intend to announce preliminary voting results at the Annual Meeting and announce final results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting.

Q:	What is householding?
A:
“Householding” allows companies and intermediaries (e.g., banks, brokers, or other nominees) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. We rely on “householding” to permit us to deliver only one set of proxy materials to multiple stockholders of record who share an address unless we receive contrary instructions from any stockholder at that address. This program eliminates duplicate mailings, reduces printing and postage costs, and uses fewer natural resources. Each stockholder retains a separate right to vote on all matters presented at the Annual Meeting. Once you have received notice from your bank, broker, or other nominee us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you receive a single set of proxy materials as a result of householding and, at any time, you wish to receive a separate set of proxy materials, free of charge, or if you wish to opt out of householding for future mailings, please mail your request to Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury CT 06811-5286, attention: Corporate Secretary, or call us at (203) 743-8000.

Q:	How do I submit a proposal or nominate a director candidate for the 2022 Annual Meeting of Stockholders?
A:
Proposals under SEC Rule 14a-8. Stockholder proposals intended to be included in our proxy statement and voted on at our 2022 Annual Meeting of Stockholders under SEC Rule 14a-8 must be received at our corporate headquarters at 25 Lake Avenue Ext., Danbury, CT 06811-5286, Attention: Corporate Secretary, on or before June 22, 2022 (120 days before the anniversary date of the first mailing of the Company’s proxy statement for the Annual Meeting). Applicable SEC rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in the 2022 notice of Annual Meeting of Stockholders and the 2022 proxy statement.
Proposals of business or director nominations not included in proxy statement. Pursuant to our By-Laws and applicable SEC rules and regulations, in order for any business or director nomination not included in the proxy statement for the 2022 Annual Meeting of Stockholders to be brought before the meeting by a stockholder entitled to vote at the meeting, the stockholder must give timely written notice of that business to our Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Company not earlier than August 2, 2022 (120 days prior to November 30, 2022, the one-year anniversary of the Annual Meeting), nor later than September 1, 2022 (90 days prior to November 30, 2022); provided, however that in the event that less than 100 days’ notice or prior Public Announcement (as defined under Section 9.2 of the By-Laws) of the date of the annual meeting is given or made to stockholders, the notice of business must be received by the Company’s Secretary by not later than the close of business on the 10th day following the day on which such notice of the date the annual meeting was mailed or Public Announcement of the date of the annual meeting was made, whichever first occurs. The notice must contain the information required by our By-Laws. The foregoing By-law provisions do not affect a stockholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in SEC Rule 14a-8 and referred to in the paragraph above. A copy of our By-Laws is available upon request to: Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, CT 06811-5286, Attention: Corporate Secretary. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.
Director nominations via proxy access. Our By-Laws also provide that under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our proxy statement for an annual meeting of stockholders. These proxy access provisions of our By-Laws provide, among other things, that a stockholder or group of up to 20 stockholders seeking to include their director candidates in our proxy statement must own 3% or more of the Company’s outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any proxy statement cannot exceed 20% of the number of directors then serving on the Board but may be at least two directors. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Based on the current Board size, the maximum number of proxy access candidates that we would be required to include in our proxy statement is two. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in the proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of Ethan Allen Interiors Inc. Common Stock held by each nominating stockholder or group of stockholders. Requests to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting of stockholders must be received by our Corporate Secretary not less than 120 days and not more than 150 days prior to the anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such Public Announcement of the date of the annual meeting was made, whichever first occurs. For our 2022 Annual Meeting of Stockholders, notice must be received by not earlier than July 3, 2022, and not later than August 2, 2022. The nominating stockholder or group of stockholders also must deliver the information required by our By-Laws, and each nominee must meet the qualifications required by our By-Laws.

BY ORDER OF THE BOARD OF DIRECTORS
Eric D. Koster
Corporate Secretary
October 20, 2021

APPENDIX A—Reconciliation of GAAP and Non-GAAP Financial Measures
To supplement the financial measures prepared in accordance with U.S. GAAP, the Company uses non-GAAP financial measures including adjusted gross profit and margin, adjusted operating income, adjusted net income, adjusted diluted EPS, and adjusted return on equity. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in tables below. These non-GAAP measures are derived from the consolidated financial statements but are not presented in accordance with generally accepted accounting principles in the U.S., or U.S. GAAP. The Company believes these non-GAAP measures provide a meaningful comparison of its results to others in its industry and its prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with U.S. GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes. Despite the limitations of these non-GAAP financial measures, the Company believes these adjusted financial measures and the information they provide are useful in viewing its performance using the same tools that management uses to assess progress in achieving its goals. Adjusted measures may also facilitate comparisons to historical performance.
The following tables below show a reconciliation of non-GAAP financial measures used in this Proxy Statement to the most directly comparable GAAP financial measures (in millions, except per share data).
	Fiscal years ended June 30,
	2021	2020	2019
Adjusted Gross Profit / Gross Margin
GAAP Gross profit	$393.1	$323.1	$409.5
Adjustments (pre-tax) (1)	0.6	5.4	2.0
Adjusted Gross profit	$393.7	$328.6	$411.5
Adjusted Gross margin	57.5%	55.7%	55.1%
Adjusted Operating Income / Operating Margin
GAAP Operating income	$77.3	$14.6	$33.9
Adjustments (pre-tax) (1)	3.1	2.4	21.1
Adjusted Operating income	$80.3	$17.1	$55.1
Adjusted Operating margin	11.7%	2.9%	7.4%
Adjusted Return on Equity
GAAP Net income	$60.0	$8.9	$25.7
Adjustments, net of tax (1)	0.1	4.6	15.9
Adjusted Net income	$60.1	$13.5	$41.6
Adjusted Diluted EPS	$2.37	$0.52	$1.56
Total Shareholders’ Equity beginning of fiscal year	$328.1	$363.9	$383.9
Total Shareholders’ Equity end of fiscal year	$351.4	$328.1	$363.9
Average Shareholders’ Equity	$339.7	$346.0	$373.9
Adjusted Return on equity	17.7%	3.9%	11.1%
(1) Adjustments to reported U.S. GAAP financial measures are as follows:
Inventory write-downs and additional reserves	$0.6	$4.1	$—
Optimization of manufacturing and logistics	0.1	1.3	2.0
Adjustments to gross profit	$0.6	$5.4	$2.0
Inventory write-downs and additional reserves	$0.6	$4.1	$—
Optimization of manufacturing and logistics	0.4	2.1	8.3
Gain on sale of property	(0.5)	(11.5)	—
Employee retention credit	—	(1.2)	—
Severance and other charges	0.4	1.2	0.7
Impairment of long-lived assets and lease exit costs	2.2	7.7	12.1
Adjustments to operating income	$3.1	$2.4	$21.1
Adjustments to income before income taxes	$3.1	$2.8	$21.1
Related income tax effects on non-recurring items (2)	(0.7)	(0.7)	(5.2)
Income tax expense from valuation allowance	(2.2)	2.5	—
Adjustments to net income	$0.1	$4.6	$15.9

(2)
Calculated using a tax rate of 24.5% in all periods presented.

ETHAN ALLEN INTERIORS INC. 25 LAKE AVENUE EXT. DANBURY, CT 06811-5286 ATTN: ERIC D. KOSTER VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 29, 2021 for shares held directly and by 7:00 a.m. Eastern Time on November 28, 2021 for shares held in the Ethan Allen Retirement Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ETH2021You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 29, 2021 for shares held directly and by 7:00 a.m. Eastern Time on November 28, 2021 for shares held in the Ethan Allen Retirement Savings Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D61047-P62930 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 1a.M. Farooq Kathwari!!!1b.Dr. John Clark!!!1c.John J. Dooner, Jr.!!!1d.Cynthia Ekberg Tsai!!!1e.David M. Sable!!!1f.Tara I. Stacom!!! Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.D61048-P62930

ETHAN ALLEN INTERIORS INC.Annual Meeting of StockholdersNovember 30, 2021, 10:00 A.M.This proxy is solicited by the Board of DirectorsThe undersigned stockholder of Ethan Allen Interiors Inc., a Delaware corporation (the "Company") hereby appoints Eric D. Koster and Corey Whitely as proxies for the undersigned, and each of them, with full power of substitution in each of them to attend the Annual Meeting of Stockholders (the "2021 Annual Meeting") to be held virtually at www.virtualshareholdermeeting.com/ETH2021 on Tuesday, November 30, 2021, at 10:00 A.M., Eastern Time, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the 2021 Annual Meeting and otherwise to represent the undersigned at the 2021 Annual Meeting with all powers possessed by the undersigned if personally present at the 2021 Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to the 2021 Annual Meeting.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE ELECTION OF EACH NOMINEE LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE 2021 ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is corporation, please sign in full corporate name by a duly authorized officer.Continued and to be signed on reverse side.